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SUN HUNG KAI PROPERTIES LIMITED

CITIBANK, N.A.,

AS DEPOSITARY,

AND

HOLDERS AND BENEFICIAL OWNERS
OF AMERICAN DEPOSITARY RECEIPTS

DEPOSIT AGREEMENT

DATED AS OF NOVEMBER 29, 1995

Table of Contents
Page

ARTICLE I
DEFINITIONS

SECTION	1.01	Affiliate	2
SECTION	1.02	American Depositary Shares	2
SECTION	1.03.	Beneficial Owner	2
SECTION	1.04.	Commission	2
SECTION	1.05.	Company	2
SECTION	1.06.	Custodian; Custodians	3
SECTION	1.07.	Deliver; Delivery	3
SECTION	1.08.	Deposit Agreement	3
SECTION	1.09.	Depositary	3
SECTION	1.10.	Deposited Securities	3
SECTION	1.11.	Dollars; $; Hong Kong Dollars	4
SECTION	1.12.	Holder	4
SECTION	1.13.	Principal Office	4
SECTION	1.14.	Receipts	4
SECTION	1.15.	Registrar	4
SECTION	1.16.	Restricted Securities	5
SECTION	1.17.	Securities Act	5
SECTION	1.18.	Exchange Act	5
SECTION	1.19.	Shares	5
SECTION	1.20.	Share Registrar	6
SECTION	1.21.	United States	6
SECTION	1.22.	Hong Kong	6
SECTION	1.23.	Hong Kong Securities Clearing Company Limited	6

ARTICLE II
FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION
AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

SECTION	2.01.	Form and Transferability of Receipts	6
SECTION	2.02.	Deposit of Shares	8
SECTION	2.03.	Execution and Delivery of Receipts	11
SECTION	2.04.	Transfer of Receipts; Combination and Split-up of Receipts	12
SECTION	2.05.	Surrender of Receipts and Withdrawal of Deposited Securities	13
SECTION	2.06.	Limitations on Execution and Delivery, Transfer, etc. of Receipts; Suspension of Delivery, Transfer, etc.	16
SECTION	2.07.	Lost Receipts, etc	17
SECTION	2.08.	Cancellation and Destruction of Surrendered Receipts	18

I

Table of Contents (cont'd)

Page

ARTICLE III
CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS

SECTION	3.01	Filing Proofs, Certificates and Other Information	18
SECTION	3.02	Liability of Holder of Taxes and Other Charges	19
SECTION	3.03	Representations and Warranties on Deposit of Shares	20
SECTION	3.04.	Disclosure of Beneficial Ownership	20
SECTION	3.05.	Ownership Restrictions	22

ARTICLE IV
THE DEPOSITED SECURITIES

SECTION	4.01.	Power of Attorney	23
SECTION	4.02.	Cash Distributions	23
SECTION	4.03.	Distribution in Shares	25
SECTION	4.04.	Rights	26
SECTION	4.05.	Distributions Other Than Cash, Shares or Rights	29
SECTION	4.06.	Conversion of Foreign Currency	30
SECTION	4.07.	Fixing of Record Date	31
SECTION	4.08.	Voting of Deposited Securities	32
SECTION	4.09.	Changes Affecting Deposited Securities	35
SECTION	4.10.	Available Information	36
SECTION	4.11.	Reports	36
SECTION	4.12.	Lists of Receipt Holders	38
SECTION	4.13.	Taxation	38

ARTICLE V

THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

SECTION	5.01.	Maintenance of Office and Transfer Books by the Registrar	39
SECTION	5.02.	Prevention or Delay in Performance	40
SECTION	5.03.	Obligations of the Depositary, the Custodian and the Company	41
SECTION	5.04.	Resignation and Removal of the Depositary; Appointment of Successor Depositary	42
SECTION	5.05.	The Custodian	43
SECTION	5.06.	Notices and Reports	45
SECTION	5.07.	Issuance of Additional Shares, etc.	46
SECTION	5.08.	Indemnification	46
SECTION	5.09.	Charges of Depositary	48
SECTION	5.10.	Certain Rights of the Depositary; Limitations	50

II

Table of Contents (cont'd)

Page

ARTICLE VI
AMENDMENT AND TERMINATION

SECTION	6.01.	Amendment	52
SECTION	6.02.	Termination	53

ARTICLE VII
MISCELLANEOUS

SECTION	7.01.	Counterparts	54
SECTION	7.02.	No Third-Party Beneficiaries	54
SECTION	7.03.	Severability	55
SECTION	7.04.	Holders as Parties; Binding Effect	55
SECTION	7.05.	Notices	55
SECTION	7.06.	Governing Law and Jurisdiction	56
SECTION	7.07.	Assignment	58
SECTION	7.08.	Compliance with U.S. Securities Laws	58

III

Table of Contents (cont'd)

Page

EXHIBIT A

(FORM OF FACE OF RECEIPT)

(1)	The Deposit Agreement	A-2
(2)	Surrender of Receipts and Withdrawal of Deposited Securities.	A-4
(3)	Transfers, Split-Ups and Combinations of Receipts	A-7
(4)	Pre-Conditions to Registration, Transfer, Etc	A-8
(5)	Disclosure of Beneficial Ownership	A-11
(6)	Ownership Restrictions	A-11
(7)	Liability of Holder for Taxes, Duties and Other Charges	A-12
(8)	Representation and Warranties of Depositors	A-13
(9)	Filing Proofs, Certificates and Other Information.	A-14
(10)	Charges of Depositary	A-16
(11)	Title to Receipts	A-17
(12)	Validity of Receipt	A-18

(FORM OR REVERSE OF RECEIPT)
SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
OF THE DEPOSIT AGREEMENT

(13)	Reports; Inspection of Transfer Books	A-20
(14)	Dividends and Distributions in Cash, Shares, etc.	A-22
(15)	Fixing of Record Date	A-32
(16)	Voting of Deposited Securities	A-34
(17)	Changes Affecting Deposited Securities	A-36
(18)	Liability of the Company and the Depositary	A-40
(19)	Resignation and Removal of the Depositary; Appointment of Successor Depositary	A-42
(20)	Amendment	A-44
(21)	Termination	A-46
(22)	Compliance with U.S. Securities Laws	A-49
(23)	Certain Rights of the Depositary; Limitations	A-50
EXHIBIT B
CHARGES OF THE DEPOSITARY		B-I

IV

DEPOSIT AGREEMENT

DEPOSIT AGREEMENT dated as of November 29, 1995 among SUN HUNG KAI PROPERTIES, LIMITED, a company incorporated under the laws of Hong Kong, and its successors (the "Company"), CITIBANK, N.A., a national banking association organized under the laws of the United States of America (the "Depositary"), and all Holders and Beneficial Owners, as hereinafter defined, from time to time of American Depositary Receipts issued hereunder.

W I T N E S S E T H:

WHEREAS, the Company desires to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of ordinary shares of HK$0.50 of the Company ("Shares") from time to time with the Depositary or with the Custodian, as hereinafter defined, as agent of the Depositary, for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing such Shares so deposited and for the execution and delivery of American Depositary Receipts evidencing American Depositary Shares; and

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement and as shall be specified in or pursuant to any resolution of the Company's Board of Directors or an authorized committee thereof.

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

SECTION 1.01.  Affiliate.  The term "Affiliate" shall have the meaning assigned to it under Regulation C of the Securities Act as hereinafter defined.

SECTION 1.02.  American Depositary Shares.  The term "American Depositary Shares" shall mean, with respect to any Receipt, the rights evidenced by the Receipts issued hereunder, including the interests in the Deposited Securities granted to the Holder of Receipts pursuant to the terms and conditions of this Deposit Agreement.   Each American Depositary Share shall represent one (1) Share, until there shall occur a distribution upon Deposited Securities referred to in Section 4.04 or a change in Deposited Securities referred to in Section 4.11 with respect to which additional Receipts are not executed and delivered, and thereafter each American Depositary Share shall represent the Shares or Deposited Securities specified in such Sections.

SECTION 1.03.  Beneficial Owner.  The term "Beneficial Owner" shall have the meaning assigned to it under Section 13(d) of the Exchange Act, as hereinafter defined.

SECTION 1.04.  Commission.  The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.05.  Company.  The term "Company" shall mean Sun Hung Kai Properties, Limited, a company incorporated and existing under the laws of Hong Kong, having its registered office at 45th Floor, Sun Hung Kai Centre, 30 Harbour Road, Wan Chai, Hong Kong, and its successors.

SECTION 1.06.  Custodian; Custodians.  The term "Custodian" shall mean, as of the date hereof, Citibank, N.A., Hong Kong branch, having its principal office at 43/F, Citibank Tower, Citibank Plaza, 3 Garden Road, Central, Hong Kong, as Custodian and agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may be appointed by the Depositary pursuant to the terms of Section 5.05 as a successor or an additional custodian or custodians hereunder, as the context shall require, and the term "Custodians" shall mean all of them, collectively.

SECTION 1.07.  Deliver; Delivery.  The terms "deliver" and "delivery" shall mean, when used in respect of American Depositary Shares, Receipts, Deposited Securities and Shares, the physical delivery of the certificate representing such security or the electronic delivery of such security by means of book-entry transfer if available.

SECTION 1.08.  Deposit Agreement.  The term "Deposit Agreement" shall mean this instrument as it may from time to time be amended in accordance with the terms hereof and all instruments supplemental hereto.

SECTION 1.09.  Depositary.  The term "Depositary" shall mean Citibank, N.A., a national banking association incorporated under the laws of the United States of America, and any successor as depositary hereunder.

SECTION 1.10.  Deposited Securities.  The term "Deposited Securities" as of any time shall mean Shares at such time deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject in the case of cash to the provisions of Section 4.08.

SECTION 1.11.   Dollars; $; Hong Kong Dollars.  The term "dollars" or "Dollars", "Cent" and the symbol "$" shall refer to the lawful currency of the United States.   The term "Hong Kong Dollars", and the symbol "HK$" shall refer to the lawful currency of Hong Kong.

SECTION 1.12.  Holder.  The term "Holder" shall mean the person in whose name a Receipt is registered on the books of the Depositary or the Registrar, if any, maintained for such purpose.

SECTION 1.13.  Principal Office.  The term "Principal Office", when used with respect to the Depositary, shall mean the principal office of the Depositary at which at any particular time its depositary receipt business shall be administered, which, at the date of this Deposit Agreement, is located at 111 Wall Street, 5th Floor, New York, New York 10043, U.S.A.

SECTION 1.14.  Receipts.  The term "Receipts" shall mean the American Depositary Receipts issued hereunder evidencing such American Depositary Shares, as such American Depositary Receipts may be amended from time to time in accordance with the provisions of this Deposit Agreement.  A Receipt may evidence any number of American Depositary Shares.

SECTION 1.15.  Registrar.  The term "Registrar" shall mean the Depositary or, upon the request or with the approval of the Company, any bank or trust company having an office in the Borough of Manhattan, the City of New York, which shall be appointed by the Depositary to register Receipts and transfers of Receipts as herein provided, and shall include any co-registrar appointed by the Depositary, upon the request or with the approval of the Company, for such purposes.  Registrars (other than the Depositary) may be removed and substitutes appointed by the Depositary upon the request or with the approval of the Company.   Each Registrar (other than the Depositary) appointed pursuant to this Deposit Agreement shall give notice in writing to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.

SECTION 1.16.  Restricted Securities.  The term "Restricted Securities" shall mean Shares, as defined below, or Receipts representing such Shares, which are acquired directly or indirectly from the Company or its affiliates (as defined in Rule 144 under the Securities Act) in a transaction or chain of transactions not involving any public offering or which are subject to resale limitations under Regulation D or Rule 144 under that Act or both, or which are held by an officer, director (or persons performing similar functions) or other affiliate of the Company, or which are subject to other restrictions on sale or deposit under the laws of the United States, Hong Kong, or under a shareholder agreement or the Articles of Association and By-Laws of the Company or under the regulations of an applicable securities exchange.

SECTION 1.17.  Securities Act.  The term "Securities Act" shall mean the United States Securities Act of 1933, as from time to time amended.

SECTION 1.18.  Exchange Act.  The term "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

SECTION 1.19.  Shares.  The term "Shares" shall mean the Company's ordinary shares of HK$0.50 each, validly issued and outstanding and may, if the Depositary so agrees after consultation with the Company, include evidence of the right to receive Shares to the extent specified in Section 5.10; provided, however, that, if there shall occur any change in par value, split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.11, an exchange or conversion in respect of the Shares of the Company, the term "Shares" shall thereafter represent the successor securities resulting from such change in par value, split-up or consolidation or such other reclassification or such exchange or conversion.

SECTION 1.20.  Share Registrar.  The term "Share Registrar" shall mean Central Registration Hong Kong Limited, Hopewell Centre, 17th Floor, 183 Queen's Road East, Hong Kong, a depository institution organized under the laws of Hong Kong, which carries out the duties of registrar for the Shares or any successor as Share Registrar for such Shares appointed by the Company.

SECTION 1.21  United States.  The term "United States" shall have the meaning assigned to it under Regulation S under the Securities Act.

SECTION 1.22.  Hong Kong.  The term "Hong Kong" shall mean Hong Kong.

SECTION 1.23.   Hong Kong Securities Clearing Company Limited.  The term "HKSCC" shall mean Hong Kong Securities Clearing Company Limited, the book-entry settlement system in Hong Kong, or any successor entity thereto.

ARTICLE II
FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION

AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

SECTION 2.01.  Form and Transferability of Receipts.  American Depositary Shares shall be evidenced by definitive Receipts which shall be engraved or printed or lithographed on steel-engraved borders and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided.  Receipts shall be executed and dated by the Depositary by the manual signature of a duly authorized officer of the Depositary; provided, however, that such signature maybe a facsimile if such Receipts are countersigned by the manual signature of a duly-authorized employee of the Registrar and dated by such employee.   No American Depositary Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless the Receipt shall have been executed by the Depositary by the manual signature of a duly-authorized officer or by the manual signature of a duly-authorized officer of the Registrar, and such execution of any Receipt by manual signature shall be conclusive evidence, and the only evidence, that such Receipt has been duly executed and delivered hereunder.  The Depositary shall, and shall require any Registrar (other than the Depositary) to, maintain separate books in which each Receipt evidencing such American Depositary Shares so executed and delivered as hereinafter provided and the transfer of each American Depositary Share shall be registered.   Receipts bearing the facsimile signature of a duly-authorized officer of the Depositary, who was at the time of signature a proper officer of the Depositary, shall bind the Depositary, notwithstanding the fact that such officer has ceased to hold such office prior to the execution of such Receipts by the Registrar and their delivery, or that such officer did not hold such office at the date of such Receipts.

The Receipts may, with the prior written consent of the Company (which consent shall not unreasonably be withheld) or upon the written request of the Company, be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be necessary to enable the Depositary to perform its obligations hereunder or as maybe required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange or market upon which American Depositary Shares may be traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

The Receipts shall bear a CUSIP number that is different from any CUSIP number that was, is or may be assigned to any depositary receipts previously or subsequently issued pursuant to any other arrangement between the Depositary (or any other depositary) and the Company which are not Receipts issued hereunder.

Title to a Receipt (and to each American Depositary Share evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Depositary, notwithstanding any notice to the contrary, may deem and treat the Holder thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes, and the Depositary shall have no obligation or be subject to any liability under this Deposit Agreement to any Holder of a Receipt unless such holder is the registered Holder thereof.

SECTION 2.02.  Deposit of Shares.  Subject to the terms and conditions of this Deposit Agreement, Shares (other than Restricted Securities) may be deposited by any person (in the case of the Company, or any Affiliate, subject to Section 5.07 hereof) including the Depositary in its individual capacity by delivery thereof to the Custodian, accompanied by any appropriate instrument or instruments of transfer or endorsement, in a form satisfactory to such Custodian (in the case of Shares in registered form) together with (i) all such certifications and payments (including, without limitation, amounts in respect of any applicable stamp, transfer or other applicable taxes) or evidence of such payments (including, without limitation, stamping or otherwise marking such Shares by way of receipt) required under the Deposit Agreement and (ii) if the Depositary requires, a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of American Depositary Shares representing the Shares so deposited.

The Custodian shall not knowingly accept for deposit under this Deposit Agreement any Shares or other Deposited Securities required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such Shares or other Deposited Securities, or any Shares or Deposited Securities the deposit of which would violate any provisions of the Articles of Association and By-Laws of the Company.   The Depositary shall comply with reasonable and timely written instructions from the Company:  (i) not to accept for deposit any Share identified in such instructions and (ii) to suspend the acceptance of the deposit of any and all Shares, at such times and under such circumstances as may be specified in such instructions in order to facilitate the compliance by the Company with securities laws in the United States or other jurisdictions, subject, in either case, to Section 7.08 hereof.

The Depositary and the Custodian may refuse to accept Shares for deposit whenever notified, as hereafter provided, that the Company has restricted transfer of such Shares to comply with any ownership restrictions referred to in Section 3.05 hereof or under applicable laws.   The Company shall notify the Depositary and the Custodian in writing with respect to any such restrictions on transfer of its Shares for deposit hereunder or transfer of Receipts to any Holder.

If required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Company or the Share Registrar are closed, shall also be accompanied by (1) an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Shares, or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of any such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary and (2) if the Shares are registered in the name of the person on whose behalf they are presented for deposit, a proxy or proxies entitling the Custodian to vote such deposited Shares for any and all purposes until the Shares so deposited are registered in the name of HKSCC for the account of the Depositary or its nominee or of the Custodian or its nominee.

At the request, risk and expense of any holder of Shares, and for the account of such holder, the Depositary may receive Shares to be deposited or evidence that shares have been electronically transferred or that irrevocable instructions have been given to cause the transfer of such shares to the account of the Custodian, together with the other orders, instruments and evidence herein specified, for the purpose of forwarding such Shares to the Custodian for deposit hereunder.

Upon each delivery to a Custodian of Shares to be deposited hereunder (or other Deposited Securities pursuant to Section 4.02, 4.03, 4.05 or 4.11), together with the other documents above specified, such Custodian shall advise the Depositary of such deposit, and the Custodian shall, as soon as transfer and recordation can be accomplished, present such certificate or certificates, together with the appropriate instrument or instruments of transfer or endorsement, duly stamped to the Company (or the appointed agent of the Company for transfer and recordation which agent maybe the Share Registrar) for transfer and recordation of the Deposited Securities being deposited in the name of the Depositary or its nominee or such Custodian or its nominee.

Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary, the Custodian or any of their nominees (on behalf of Holders) at such other place or places as the Depositary shall determine.

SECTION 2.03.  Execution and Delivery of Receipts.   Upon receipt by a Custodian of a deposit of Shares pursuant to Section 2.02 hereof, and receipt and confirmation from the Company or the Share Registrar of such transfer, satisfactory to the Depositary, that any such Deposited Securities have been recorded as specified above, together with all other required documents, such Custodian shall, as promptly as practicable, notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby.   Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission.   Upon receiving such notice from such Custodian, or upon the receipt of Shares by the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall as promptly as practicable execute and deliver at its Principal Office to or upon the order of the person or persons named in the notice delivered to the Depositary, a Receipt or Receipts, registered in the name or names requested by such person or persons and evidencing in the aggregate the number of American Depositary Shares to which such person or persons are entitled, but only upon payment to the Depositary of the charges of the Depositary for making a deposit and the issuance and delivery of such Receipt or Receipts and in respect of all taxes (except insofar as already accounted for) and governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Securities and the issue of the Receipt or Receipts in each case as set forth in Exhibit B and Section 5.09.

SECTION 2.04.  Transfer of Receipts; Combination and Split-up of Receipts.  The Registrar, subject to the terms and conditions of this Deposit Agreement, shall register transfers of Receipts on its transfer books, upon any surrender to the Principal Office of the Depositary of a Receipt by the Holder thereof in person or by duly-authorized attorney, properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice and, in the case of any Receipt, the accurate completion of any endorsements appearing on such Receipt) and duly stamped as may be required by the laws of the State of New York and of the United States of America.   Subject to the terms and conditions of this Deposit Agreement, including payment of the fees set forth in Section 5.09 and Exhibit B hereto, the Depositary shall execute and, if the Depositary's signature is by facsimile, the Registrar shall manually countersign, a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of American Depositary Shares as those evidenced by the Receipts surrendered.

The Depositary, subject to the terms and conditions of this Deposit Agreement shall, upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts and upon payment to the Depositary of the charges set forth in Section 5.09 and in Exhibit B hereto, execute and, if the Depositary's signature is by facsimile, the Registrar shall manually countersign and deliver, a new Receipt or Receipts for any authorized number of American Depositary Shares requested, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

After consultation with the Company, the Depositary may close the register at any time and from time to time, when deemed expedient by it in connection with the performance of its duties hereunder, and shall do so at the reasonable request of the Company, subject in all cases to Section 7.08 hereof.

The Depositary may, upon the written request or with the written approval of the Company, appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary.   In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Holders or persons entitled thereto and will be entitled to protection and indemnity to the same extent as the Depositary.  Such co-transfer agents may be removed and substitutes appointed by the Depositary upon the request or with the approval of the Company.   Each co-transfer agent appointed under this Section 2.04 (other than the Depositary) shall give notice in writing to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.

SECTION 2.05.  Surrender of Receipts and Withdrawal of Deposited Securities.  Upon surrender, at the Principal Office of the Depositary, of a Receipt for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of (i) the charges of the Depositary for the making of withdrawals and cancellation of Receipts, and (ii) all fees, taxes and governmental charges payable in connection with such surrender and withdrawal (in each case, as set forth at Section 5.09 and Exhibit B hereof), and subject to the terms and conditions of this Deposit Agreement, the Company's Articles of Association and By-Laws and the provisions of or governing the Deposited Securities and other applicable laws, the Holder of such Receipt shall be entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by the American Depositary shares evidenced by such Receipt.   Subject to the last paragraph of this Section 2.05, such Deposited Securities may be delivered in registered form or by electronic delivery.   Delivery of such Deposited Securities may be made by the delivery of (a) certificates in the name of such Holder or as ordered by him or by certificates properly endorsed or accompanied by proper instruments of transfer to such Holder or as ordered by him and (b) any other securities, property and cash to which such Holder is then entitled in respect of such Receipts to such Holder or as ordered by him.   Delivery shall be made as promptly as practicable at the principal office of the Custodian or, subject to the last paragraph of this Section 2.05, at the Principal Office of the Depositary.

The Depositary may restrict withdrawals of Deposited Securities during any period when the transfer books of the Depositary or the Company are closed or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time.   Notwithstanding any provision of this Deposit Agreement or of the Receipts to the contrary, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended except for the reasons set forth in General Instruction I.A.(1) to Form F-6 (as such instruction may be amended from time to time) under the Securities Act of 1933.

A Receipt surrendered for such purposes shall if so required by the Depositary be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order.   Thereupon, the Depositary shall direct the Custodian to deliver as promptly as practicable at the designated office of the Custodian, subject to Sections 2.06, 3.01, 3.02 and 5.09 and to the other terms and conditions of this Deposit Agreement, to the Articles of Association and By-Laws of the Company, and to the provisions of or governing the Deposited Securities and other applicable laws, now or  hereafter in effect, to or upon the written order of the person or persons designated in the order delivered to the Depositary if so required by the Depositary as provided above, the Deposited Securities represented by such Receipt together with any certificate or other proper documents of or relating to title for the Deposited Securities, or evidence of the electronic or book-entry transfer thereof, if available, as the case may be, to or for the account of such person, except that the Depositary may make delivery to such person or persons at the Principal Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

The Depositary shall not accept for surrender a Receipt evidencing American Depositary Shares representing less than one Share.   In the case of surrender of a Receipt evidencing a number of American Depositary Shares representing other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be recorded in the name of the Holder surrendering such Receipt, and shall issue and deliver to the person surrendering such Receipt a new Receipt evidencing American Depositary Shares representing any remaining fractional Share.

At the request, risk and expense of any Holder so surrendering a Receipt, and for the account of such Holder, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) held in respect of, and any certificate or certificates and other proper documents of or relating to title to, the Deposited Securities represented by such Receipt to the Depositary for delivery at the Principal Office of the Depositary.   Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.   Neither the Depositary nor the Custodian shall deliver Shares, by physical delivery, book-entry or otherwise (other than to the Company or its agent as contemplated by Section 4.11), or otherwise permit Shares to be withdrawn from the facility created hereby, except upon the surrender and cancellation of Receipts; provided, however, that the Depositary may deliver Shares prior to the receipt and cancellation of Receipts in accordance with Section 5.10.

SECTION 2.06.  Limitations on Execution and Delivery, Transfer, etc. of Receipts; Suspension of Delivery, Transfer, etc.  As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution thereon or withdrawal of any Deposited Securities, the Company, the Depositary or the Custodian may require (a) payment from the depositor of Shares or presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable charges as provided in Section 5.09, or in Exhibit B hereof, (b) the production of proof satisfactory to it as to the identity and genuineness of any signature or any other matter contemplated by Section 3.01 hereof and (c) compliance with (i) any laws or governmental regulations relating to Receipts or American Depositary Shares or to the withdrawal of Deposited Securities and (ii) such reasonable regulations, if any, as the Depositary and the Company may establish consistent with the provisions of this Deposit Agreement.

After consultation with the Company, the delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the delivery of Receipts against the deposit of particular Shares may be withheld, or the registration of transfer of Receipts in particular instances maybe refused, or the registration of transfers of Receipts generally may be suspended, during any period when the transfer books of the Company, the Depositary or the Share Registrar are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange on which the Receipts or Shares are listed, or under any provision of this Deposit Agreement or provisions of or governing Deposited Securities, or any meeting of shareholders of the Company or for any other reason.  Notwithstanding any provision of this Deposit Agreement or the Receipts to the contrary, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended or refused, except as permitted in General Instruction I.A.(1) to Form F-6 (as such instruction may be amended from time to time) under the Securities Act in connection with (i) temporary delays relating to the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S.  or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.

SECTION 2.07.  Lost Receipts, etc.  In case any Receipt shall be mutilated, destroyed, lost, or stolen, the Depositary shall execute and deliver a new Receipt of like tenor at the expense of the Holder (a) in the case of a mutilated Receipt, in exchange and substitution for such mutilated Receipt upon cancellation thereof, or (b) in lieu of and in substitution for such destroyed, lost, or stolen Receipt, after the Holder thereof (i) has filed with the Depositary a written request for such exchange and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser, (ii) has provided such security or indemnity (including an indemnity bond) satisfactory to the Depository as may be required by the Depositary to save it and any of its agents harmless, and (iii) has satisfied any other reasonable requirements imposed by the Depositary, including, without limitation, evidence satisfactory to the Depositary of such destruction, loss or theft of such Receipt, the authenticity thereof and the Holder's ownership thereof.

SECTION 2.08.  Cancellation and Destruction of Surrendered Receipts.  All Receipts surrendered to the Depositary shall be canceled by the Depositary.  The Depositary is authorized to destroy Receipts so canceled.

SECTION 2.09.  Maintenance of Records.  The Depositary agrees to maintain records of all Receipts surrendered and Deposited Securities withdrawn under Section 2.05, substitute Receipts delivered under Section 2.07 and cancelled or destroyed Receipts under Section 2.08, in keeping with procedures customarily followed by stock transfer agents located in the City of New York.

ARTICLE III
CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS

SECTION 3.01.  Filing Proofs, Certificates and Other Information.  Any person presenting Shares for deposit or any Holder may be required from time to time to file such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, legal or beneficial ownership, exchange control approval, compliance with applicable laws and the terms of this Deposit Agreement or other information, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations hereunder.  The Depositary and the Registrar, as applicable, may (and at the reasonable written request of the Company, shall) withhold the execution or delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed to the Depositary, the Registrar and the Company's satisfaction; The Depositary shall provide the Company, in a timely manner, with copies or originals if necessary and appropriate of (i) any such proofs of citizenship or residence, taxpayer status, legal or beneficial ownership or exchange control approval which it receives, and (ii) any other information or documents which the Company may reasonably request, which the Depositary shall request and receive from the Holder or any person presenting Shares for deposit.  Each Holder agrees to provide any information reasonably requested by the Company or the Depositary pursuant to this Section 3.01.

SECTION 3.02.  Liability of Holder for Taxes and Other Charges.  If any tax, duty or other governmental charge, other than taxes for which the Depositary is required by applicable law to withhold from dividends or distributions to Holders, shall become payable with respect to any Receipt or any Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, such tax or other governmental charge shall be payable by the Holder of such Receipt to the Depositary or the Custodian upon demand therefor made by the Depositary, which demand shall be made if such action is both:  (1) deemed practicable in the reasonable judgment of the Depositary, and (ii) permitted by applicable law.  The Company and the Depositary may, whether or not such demand is made, withhold or deduct from any dividends or other distributions, or may sell for the account of the Holder thereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax, duty or other governmental charge, the Holder of such Receipt remaining liable for any deficiency.  The Depositary and the Registrar, as applicable, may (and at the written request of the Company, shall) refuse to effect any registration of transfer of all or part of such Receipt or to issue any new Receipt or Receipts or to permit any deposit or withdrawal of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt until such payment is made, and the Company and the Depositary may withhold or deduct from any dividends or other distributions, or may sell for the account of the Holder thereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt until such payment is made.

SECTION 3.03.  Representations and Warranties on Deposit of Shares.  Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and the certificates therefor are validly issued, outstanding, fully paid and non-assessable, that all preemptive rights, if any, with respect to such Shares have been validly waived or exercised and that each such person making such deposit is duly authorized so to do.  Each such person shall also be deemed to represent that (i) the Shares presented for deposit are not, and the American Depositary Shares issuable upon such deposit will not be, Restricted Securities and (ii) the Shares deposited are free and clear of all liens and encumbrances of whatever type.  Such representations and warranties shall survive the deposit and withdrawal of Shares and the issuance and cancellation of Receipts in respect thereof.

SECTION 3.04.  Disclosure of Beneficial Ownership.  The Company may from time to time request Holders or former Holders to provide information as to the capacity in which they hold or held Receipts and regarding the identity of any other persons then or previously interested in such Receipts and the nature of such interest and various other matters.  Each Holder agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to this Section whether or not such person is still a Holder at the time of such request.  The Depositary shall comply, at the Company's expense, with the Company's reasonable written instructions requesting the Depositary to forward any such requests to the Holders and to forward to the Company any such responses to such requests received by the Depositary.  Each Holder agrees to make such disclosure of interests in shares of the Company as may be required to be made by such Holder under any laws regulations or codes of practice applicable in Hong Kong whether or not the same may be enforceable against such Holder.

To the extent that provisions of or governing the Deposited Securities or applicable law may require disclosure of beneficial or other ownership of Deposited Securities, other Shares and other securities to the Company and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary shall use reasonable efforts to comply, at the Company's expense, with the Company's reasonable written instructions as to Receipts in respect of any such enforcement or limitation or blocking of rights, and Holders shall comply with all such disclosure requirements and ownership limitations and shall cooperate with the Depositary's compliance with such Company instructions and are deemed by their holding of Receipts to consent to any such limitation or blocking of rights.

A Holder also may have a duty under the Hong Kong Securities (Disclosure of Interests) Ordinance to notify the Company and The Stock Exchange of Hong Kong Limited if such Holder becomes aware that his interest in Shares evidenced by Receipts together with any other interests of his Shares is the equivalent of 10% or more of the issued share capital of the Company.  Under the Hong Kong Securities (Disclosure of Interests) Ordinance, such Holder may be required to notify the Company further in the event such Holder's interest in the Company's issued share capital changes by 1% or such Holder ceases to have an interest in 10% or more of the issued share capital of the Company.  The change of 1% is calculated by rounding down the percentage of the issued share capital of the Company in which the Holder is aware that he is interested to the nearest whole number.  Thus, for example, if an interest increased from 10.9% to 11.1%, there may be a duty to notify the change, but not if it were an increase from 11.1% to 11.9%.  It should be noted that for the purpose of the Securities (Disclosure of Interests) Ordinance, the term "interests" is widely defined and a Holder is, in addition to his personal interest, deemed to have an interest in Shares of which his spouse and his child under the age of 18 years are interested and in the Shares registered in the name of a corporation wherein the Holder controls one third of its voting rights or where such a corporation is accustomed to act according to his direction.

Failure by a Holder to disclose his interest in Shares in accordance with the provisions of the Securities (Disclosure of Interests) Ordinance may attract a maximum fine of HK$100, 000.  00 and imprisonment for maximum term of two years.

SECTION 3.05.Ownership Restrictions.  The Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding limits imposed by applicable law or the Articles of Association and By-laws of the Company.  The Company may also restrict, in such manner as it deems appropriate, transfers of the American Depositary Shares where such transfer may result in the total number of Shares represented by the American Depositary Shares owned by a single Holder to exceed any such limits.  The Company may, in its sole discretion, instruct the Depositary to take action with respect to the ownership interest of any Holder in excess of the limitation set forth in the preceding sentence, including but not limited to a mandatory sale or disposition on behalf of a Holder of the Shares represented by the American Depositary Shares held by such Holder in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Articles of Association and By-laws of the Company.

SECTION 3.06.  Mandatory Offers.  Rules in Hong Kong relating to takeovers and changes in control of public companies in Hong Kong are embodied in the Hong Kong Code on Takeovers and Mergers (the "Takeover Code") which is issued by the Hong Kong Securities and Futures Commission in consultation with the Takeovers and Mergers Panel.  The Takeover Code provides that if (a) any holder of Shares or Receipts who, alone or together with any other person, acquires beneficial ownership or control of Shares in an acquisition which increases the voting rights of such holder alone or together with such person to above 35% or (b) any holder who, alone or together with any other person, beneficially owns or controls Shares that carry 35% or more of the voting rights but not more than 50% of the voting rights of all shareholders of the Company, acquires an additional 5% of such voting rights in any period of 12 months, then, in either such case, the holder or, as the case may be, together with such other person, is required to make an offer to the shareholders of the Company for the balance of the Shares outstanding.

ARTICLE IV
THE DEPOSITED SECURITIES

SECTION 4.01.  Power of Attorney.  Each Holder upon acceptance of American Depositary Share(s) represented by a Receipt issued in accordance with the terms hereof, hereby appoints the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all steps or action provided for or contemplated herein with respect to the Deposited Securities, to adopt any and all procedures necessary to comply with applicable law, including, but not limited to, those set forth in this Article IV, and to take such further steps or action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of this Deposit Agreement.

SECTION 4.02.  Cash Distributions.  Whenever the Depositary receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, subject to Section 4.06, as promptly as practicable convert or cause to be converted such dividend or distribution into Dollars and will distribute promptly the amount thus received (net of fees of the Depositary) to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively.   The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one Cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of Receipts then outstanding.  If the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the American Depositary Shares representing such Deposited Securities shall be reduced accordingly.  The Company or its agent will remit to the appropriate governmental authority or agency all amounts required to be withheld and remitted to such authority or agency by the Company.  The Depositary or its agent will remit to the appropriate government authority or agency all amounts required to be withheld by the Depositary and remitted to such authority or agency.

In the event that the Company shall offer or cause to be offered to the Holders of the Deposited Securities an option to elect to receive dividends in fully paid Shares instead of cash, the Depositary and the Company shall consult to determine whether it is lawful and feasible to make such option available to the Holders and, if such option is to be made available to Holders, the procedures to be followed; provided, however, that the Depositary may request that an opinion of U.S.  and Hong Kong counsel to the Company, as applicable, stating that the making of such option available to Holders is exempt from registration under the provisions of the Securities Act or other applicable law before the Depositary shall be obligated to make such option available to Holders.

SECTION 4.03.  Distribution in Shares.  If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, with the Company's approval, and shall, if the Company requests, (i) instruct the Company to deposit or cause such Shares to be deposited with and registered in the name of the Custodian and (ii) distribute as promptly as practicable to the Holders entitled thereto, as of the record date fixed pursuant to Section 4.09 hereof, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for American Depositary Shares, which represents in aggregate the number of Shares received as such dividend, or free distribution, subject to the terms of this Deposit Agreement, including, without limitation, Sections 2.02, 2.03, 4.04 and 5.09 hereof.  In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.02.   If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.  In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution in property (including Shares and rights to subscribe therefor) any tax or other governmental charge, the Depositary may, with the consent of the Company, which consent shall not be unreasonably withheld, dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to Holders entitled thereto in proportion to the number of American Depositary Shares held by them respectively and the Depositary shall distribute any unsold balance of such property in accordance with the provisions of this Deposit Agreement.

SECTION 4.04.  Rights.  In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, if requested in writing by the Company, shall take action, subject to the terms of this Deposit Agreement and to the receipt of an opinion of United States counsel to the Company, satisfactory to the Depositary, stating whether or not such action requires a registration statement under the Securities Act to be in effect prior thereto, as follows:

(a)
if at the time of the offering of any rights it is feasible to make such rights available to all Holders, or certain Holders but not to others, by means of warrants or otherwise, the Depositary shall distribute warrants or other instruments therefor in such form as it may determine, to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, or employ such other method as maybe feasible in order to facilitate the exercise, sale or transfer of rights or the securities obtainable upon the exercise of such rights, by such Holders; or

(b)
if at the time of the offering of any rights it is not feasible to make such rights available to certain Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary shall sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as may be proper, and allocate the proceeds of such sales for the account of the Holders otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise, and distribute such net proceeds so allocated to the extent practicable as in the case of a distribution of cash pursuant to Section 4.02 hereof.  If by the terms of such rights offering or for any other reason, the Depositary determines in its discretion that it may not either make such rights available to any Holders or dispose of such rights and make the net proceeds available to such Holders, then the Depositary may allow the rights with respect to such Holders to lapse.

If the Depositary does not receive such written request from the Company, the Depositary shall, after consultation with the Company, have discretion as to the procedure to be followed in (i) making such rights available to the Holders, (ii) disposing of such rights on behalf of such Holders and distributing the net proceeds available in dollars to such Holders as in the case of a distribution of cash pursuant to Section 4.02 hereof, or (iii) in the circumstances described in clause (b) above, in allowing such rights to lapse.

If, in the opinion of United States counsel to the Depositary, registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to lawfully offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not make such rights available to the Holders unless and until the Company has provided a statement, duly certified by an officer of the Company, to the effect that a registration statement under the Securities Act covering such rights and securities has been declared effective and remains effective.  Nothing in this Deposit Agreement shall create any obligation on the part of the Company to file a Registration Statement with respect to any rights or securities or cause such a registration statement to be declared effective.

If the Depositary has distributed warrants or other instruments for rights to all or certain Holders, then upon instruction pursuant to such warrants or other instruments to the Depositary from any such Holder to exercise such rights, upon payment by such Holder to the Depositary for the account of such Holder of any amount equal to the purchase price of the Shares or other securities to be received upon the exercise of the rights, and upon payment of the fees of the Depositary hereunder and any other charges as set forth in such warrants or other instruments or as may be requested by the Company to the Depositary in writing in connection with such exercise, the Depositary shall, on behalf of such Holder, exercise the rights and purchase the Shares or other securities, and the Company shall, upon receipt of the purchase price and payment of any charges requested as above, cause the Shares so purchased to be delivered to the Depositary on behalf of such Holder.  The Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of this Deposit Agreement, and shall, pursuant to Section 2.03 of this Deposit Agreement, execute and deliver Receipts to such owner.  In the case of a distribution pursuant to this section, such Receipts shall be legended to the extent required by applicable U.S.  laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.  Because Hong Kong law presently does not contemplate the issuance of preemptive rights in negotiable form and the possibility of such issuance is unlikely, a liquid market for preemptive rights may not exist, and this may adversely affect (1) the ability of the Depositary to dispose of such rights or (2) the amount the Depositary would realize upon disposal of rights.

References in this Section 4.04 to "Holders" are to Holders as of the record date fixed pursuant to Section 4.09.

SECTION 4.05.  Distributions Other Than Cash, Shares or Rights.  Whenever the Custodian or the Depositary shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, the Depositary, as promptly as practicable, shall either (i) cause the securities or property so received to be distributed to the Holders entitled thereto, as of a record date fixed pursuant to Section 4.09 hereof, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary after consultation with the Company may deem equitable and practicable for accomplishing such distribution, net of expenses of the Depositary or (ii) if such securities or property cannot be distributed or such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including without limitation any requirement (a) that the Company, the Depositary or the Custodian withhold an amount on account of taxes or other governmental charges or (b) that under applicable securities or exchange control regulations or law such securities must be registered under the Securities Act or other law in order to be distributed to Holders), the Depositary deems such distribution not to be feasible, take such action as it deems to be an equitable and practicable method of effecting such distribution, which method shall include, is not limited to, the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the distribution of the net proceeds of any such sale (net of taxes) by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash.

SECTION 4.06.  Conversion of Foreign Currency.  Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, which in the judgment of the Depositary can at such time be converted on a reasonable basis into dollars and transferable to the United States, the Depositary shall as promptly as practicable convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into dollars, and shall transfer as promptly as practicable such dollars (net of any of its reasonable and customary expenses incurred in such conversion and any expenses incurred on behalf of the Holder in complying with currency exchange control or other governmental requirements) to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments that entitle the holders thereof to such dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of any application of exchange restrictions or otherwise.

If such conversion or distribution generally or with regard to a particular Holder can be effected only with the approval or license of any government or agency thereof, the Depositary shall, using its reasonable judgment, have discretion and authority to file such application for approval or license, if any.  In no event, however shall the Depositary be obligated to make any such filings.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into dollars transferable to the United States, or if any approval or license of any government or authority or agency thereof that is required for such conversion is denied or in the opinion of the Depositary is not obtainable at a reasonable cost or within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) to, or in its discretion may hold such foreign currency (without liability for interest thereon) for the respective accounts of, the Holders entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, is not practicable for distribution to certain Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in dollars to the extent practicable to the Holders entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance (without liability for interest thereon) for the account of, the Holders for whom such conversion and distribution is not practicable.

SECTION 4.07.  Fixing of Record Date.  Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any cash dividend or other cash distribution or any distribution other than cash, or any rights to be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall, after consultation with the Company, fix a record date for the determination of the Holders (which, to the extent practicable, shall be the same corresponding record date for Shares or other Deposited Securities set by the Company and, if different from the record date set by the Company, shall be set after consultation with the Company) who shall be entitled to receive such dividend, distribution rights or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting, or to give or withhold such consent, or to receive such notice or solicitation or to otherwise take action, or whose Receipts shall evidence such changed number of Shares.  Subject to the provisions of Section 4.02 through 4.08 and to the other terms and conditions of this Deposit Agreement, the Holders of Receipts at the close of business on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively, or to give such voting instructions, to receive such notice or solicitation, or otherwise take action.

SECTION 4.08.  Voting of Deposited Securities.  As soon as practicable after receipt of notice of any meeting at which the holders of Shares are entitled to vote, or of solicitation of consents or proxies from holders of Shares or other Deposited Securities, the Depositary shall mail to Holders of American Depositary Shares evidenced by Receipts a notice which shall contain: (a) a summary of such information as is contained in such notice of meeting, (b) a statement that the Holders or Beneficial Owners at the close of business on the record date established pursuant to Section 4.07 will be entitled, subject to any applicable law, the Articles of Association and By-Laws of the Company and the provisions of or governing Deposited Securities (which provisions, if any, shall be summarized in pertinent part), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Shares or other Deposited Securities represented by American Depositary Shares evidenced by their respective Receipts, and (c) a brief statement as to the manner in which such instructions may be given including an express indication that instructions maybe given to the Depositary to give a discretionary proxy with full power of substitution to the Chairman of the Board of Directors of the Company or a person designated by the Chairman of the Board of Directors of the Company.  Subject to the provisions of this Section 4.08, upon the written request of a Holder or Beneficial Owner on such record date received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and permitted under applicable law and the provisions of the Articles of Association and By-Laws of the Company and the provisions of the Deposited Securities, to vote or cause to be voted the Deposited Securities represented by the American Depositary Shares evidenced by such Holder's Receipts in accordance with any instructions set forth in such request.  .The Depositary agrees not to, and shall instruct the Custodian and each of its nominees, if any, not to, vote, attempt to vote, or in any way make use of, for purposes of establishing a quorum or otherwise, the Shares or other Deposited Securities represented by the American Depositary Shares evidenced by an American Depositary Receipt other than in accordance with such written instructions from the Holders or Beneficial Owners.  The Depositary shall not itself exercise any voting discretion over any Deposited Securities.  Shares or other Deposited Securities for which no specific voting instructions are received by the Depositary from the Holder or Beneficial Owner shall not be voted.

The Company's Articles of Association and By-Laws as of the date hereof provide that resolutions put to the vote of shareholders at a meeting are decided by a show of hands of those shareholders physically present at the meeting (unless a poll is validly demanded).  On a show of hands, each shareholder present may exercise one vote regardless of the number of votes held by such shareholder.  The Company's Articles of Association and By-Laws permit certain persons to demand a vote by poll either before or on the declaration of the result of the show of hands.  As of the date hereof, these persons are (i) the chairman of the meeting, (ii) any three shareholders present at the meeting in person or by proxy, (iii) any shareholder (or shareholders) present at the meeting in person or by proxy and representing at least one-tenth of the total voting rights of the shareholders entitled to vote at the meeting and (iv) any shareholder (or shareholders) present at the meeting in person or by proxy and holding shares representing at least one-tenth of the total paid-up share capital of the Company.  If a vote by poll is held, each shareholder who is either physically present at the meeting or is not physically present but is voting by proxy has one vote per share; any shareholder so entitled to more than one vote need not cast all of its votes in the same manner.  For purposes of the Company's Articles of Association and By-Laws, a shareholder that is a body corporate may appoint an authorized representative to attend the meeting through which the shareholder is effectively treated as being physically present.  The foregoing is only a summary of certain provisions of the Company's Articles of Association and By-Laws and is qualified in its entirely by the full text of such Articles of Association and By-Laws, which are available for inspection at the office of the Depositary.

The Depositary may (but shall not be required to) send a representative to meetings of the Company's shareholders.  If a representative of the Depositary is present at a meeting of the Company's shareholders, and a vote by poll is demanded, the Depositary intends to support such demand.  However, in the event no such motion is made, and such vote is therefore conducted by a show of hands, the Depositary shall cause the Deposited Securities represented by the American Depositary Shares to be voted in accordance with the majority vote of the written instructions of the Holders or Beneficial Owners timely received by the Depositary from such Holders or Beneficial Owners.  In the event of a vote conducted by poll, the Depositary shall cause to be voted the Deposited Securities represented by the American Depositary Shares in accordance with instructions set forth in the written requests of the Holders or the Beneficial Owners.

Among companies organized in Hong Kong with Articles of Association and By-Laws similar to those of the Company, votes by poll have been relatively rare.  Consequently, a Holder may be unable as a practical matter to have its voting preferences expressed at a meeting of the Company's shareholders unless it withdraws from the deposit facility the Shares represented by the American Depositary Shares of such Holder (and pays the requisite fees for such withdrawal), causes the Shares to be registered in the Holder's name and attends (or sends a representative to) the meeting.  Holders may receive insufficient notice of a meeting to permit such withdrawal and registration of the Shares prior to the record date for the meeting.

SECTION 4.09.  Changes Affecting Deposited Securities.  Upon any change in nominal value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for, or in conversion of or replacement or otherwise in respect of, such Deposited Securities shall be treated as new Deposited Securities under this Deposit Agreement, and the American Depositary Shares representing or previously representing such Deposited Securities shall thenceforth represent or additionally represent, the right to receive the new Deposited Securities so received in exchange, conversion, replacement or otherwise unless additional or new Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may, with the Company's approval, and shall, if the Company shall so request, execute and deliver additional Receipts as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.  In the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company's approval, and shall if the Company requests, sell such securities at public or private sale, at such place or places and upon such terms as are lawful and as it may deem proper and may allocate the net proceeds of such sales for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.02.

SECTION 4.10.  Available Information.  The Company has been added to the list of foreign private issuers that claim exemption from registration pursuant to Rule 12g3-2(b) under the Exchange Act and furnishes certain information to the Commission in accordance therewith.  Such information may be inspected and copied at the public reference facilities maintained by the Commission located at the date hereof at Judiciary Plaza, 450 Fifth Street N.W.  (Room 1024), Washington, D.C.  20549.

SECTION 4.11.  Reports.  The Depositary shall make available for inspection by Holders at its Principal Office any reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary shall also send to Holders copies of such reports when furnished by the Company to the Custodian pursuant to Section 5.06.

The Depositary shall furnish to the Commission semiannually, so long as required by the Commission, beginning on or before six months after the effective date of any registration statement filed with the Commission under the Securities Act relating to the American Depositary Shares and Receipts, (a) the following information in tabular form:

(1)	The number of American Depositary Shares evidenced by Receipts issued during the period covered by the report;

(2)	The number of American Depositary Shares evidenced by Receipts retired during the period covered by the report;

(3)	The total amount of American Depositary Shares evidenced by Receipts remaining outstanding at the end of the six-month period;

(4)	The total number of Holders of Receipts at the end of the six-month period;

and (b) the name of each dealer known to the Depositary depositing Shares against issuance of Receipts during the period covered by the report.  In connection with such reports relating to the Receipts, the Company and the Depositary shall each furnish to the other the name of each such dealer known to it who (1) has deposited Shares against the issuance of Receipts relating to each reporting period (including the six months prior to filing such registration statement), (2) proposes to deposit Shares against the issuance of Receipts (as to each such person indicating the number of such Shares proposed to be deposited to the extent known), or (3) assisted or participated in the creation of any plan for the issuance of Receipts or the selection of Shares to be deposited.
As used herein, the term "dealer" shall have the meaning assigned to it in Section 3(a)(5) of the Exchange Act.

In connection with any registration statement relating to the Receipts or with any undertaking contained therein, the Company and the Depositary shall each furnish to the other upon request, and to the Commission such information as shall be required to make such filings or comply with such undertakings.  If the Depositary shall have received notice to the effect that the Company has not furnished the Commission with any public report, document or information required under Rule 12g3-2(b) of the Exchange Act, the Depositary may, in its sole discretion, use its reasonable efforts, at the expense of the Company, to furnish promptly to the Commission a copy of such public report, document or other information that the Depositary, the Custodian or the nominee of either of them has received as the holder of the Deposited Securities from the Company and that has not otherwise been furnished to the Commission; provided, however, that such action by the Depositary shall not relieve the Company of its obligations under Rule 12g3-2(b) the Exchange Act, as amended, and that the Depositary will incur no liability for any failure to take such action.

SECTION 4.12.  Lists of Receipt Holders.  Promptly upon written request by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares of all Holders.

SECTION 4.13.  Taxation.  The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies, and the Depositary, the Custodian or the Company or its agents, at their sole discretion, may file such reports as are necessary to obtain benefits under applicable tax law at source on dividends and other benefits under applicable tax treaties for the Holders and Beneficial Owners.Holders and Beneficial Owners of American Depositary Shares evidenced by Receipts representing Deposited Securities may be required from time to time to file such proof of taxpayer status or residence, to execute such certificates and to make such representations and warranties, or to provide any other information or documents as the Depositary may deem necessary or proper to fulfill the Depositary' s obligations under applicable law.  Holders and Beneficial Owners shall provide the Depositary, in a timely manner, with copies, or originals if necessary and appropriate, of any such proofs of residence, taxpayer status, beneficial ownership and any other information or documents which the Depositary may reasonably request.  The Holders and Beneficial Owners shall indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and Affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding or other tax benefit obtained for such Holders and Beneficial Owners pursuant to this Section 4.13.

ARTICLE V
THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

SECTION 5.01.  Maintenance of Office and Transfer Books by the Registrar.  Until termination of this Deposit Agreement in accordance with its terms, the Registrar shall maintain in the Borough of Manhattan, the City of New York, an office and facilities for the execution and delivery, registration, registration of transfers, combination and split-up of Receipts, the surrender of Receipts and the delivery and withdrawal of Deposited Securities in accordance with the provisions of this Deposit Agreement.

The Registrar shall keep books in such New York facilities for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Company and by the Holders of such Receipts, provided that such inspection shall not be for the purpose of communicating with Holders of such Receipts in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts.  The Depositary shall deliver or cause to be delivered to the Company, at the Company's expense, at the address specified in or pursuant to Section 7.05, a copy of such register within two business days after the end of each calendar quarter.  The Company shall have the right at all reasonable times to (i) inspect transfer and registration records of the Depository or its agent and take copies thereof and (ii) require the Depositary or its agent, the Registrar and any co-transfer agents or co-registrars to promptly supply, at the Company's expense, copies of such portions of such records as the Company may reasonably request.  The Depositary shall also deliver or cause to be delivered to the Company, at the Company's expense, at the address specified in or pursuant to Section 7.05, within two business days after the end of each month a record of the transfers of Receipts during such month, including the number of Receipts transferred, and, to the extent available, the names of the transferors and transferees and the domiciles of the transferees.

The Depositary, after consultation with the Company, may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder, and shall do so at the reasonable request of the Company, subject in all cases, to Section 7.08 hereof.

If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or, with the written approval of the Company, appoint a Registrar or one or more co-registrars.

The Registrar and any co-registrars may be removed and a substitute or substitutes appointed by the Depositary upon the written request or with the written approval of the Company.

SECTION 5.02.  Prevention or Delay in Performance.  Neither the Depositary nor the Company nor any of their respective controlling person, directors, employees, agents or affiliates shall incur any liability to any Holder or any other person, if, by reason of any provision of any present or future law or regulation of the United States, Hong Kong or any other country, or of any other governmental authority or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Articles of Association and By-Laws of the Company or governing any Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control, the Depositary, its controlling persons or its agents or the Company or its agents shall be prevented or forbidden from or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing which by the terms of this Deposit Agreement it is provided shall be done or performed; nor shall the Depositary, its controlling persons or its agents or the Company, its controlling person or its agents incur any liability to any Holder or other person by reason of any non-performance or delay, caused as aforesaid, in performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement or in the Articles of Association and By-laws of the Company or provisions of or governing Deposited Securities.

SECTION 5.03.  Obligations of the Depositary, the Custodian and the Company.  Each of the Company and its agents assumes no obligation and shall be subject to no liability under this Deposit Agreement or the Receipts to Holders or other persons, except that each of the Company and its agents agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

Each of the Depositary and its agents assumes no obligation and shall be subject to no liability under this Deposit Agreement or the Receipts to Holders or other persons (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that each of the Depositary and its agents agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

Without limitation of the foregoing, neither the Depositary, its controlling persons or any of its agents, nor the Company its controlling persons or any of its agents shall be (a) under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required (and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary), or (b) liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it in good faith to be competent to give such advice or information.  The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effect of any vote, provided that any such action or omission is without negligence or bad faith and in accordance with the terms of this Deposit Agreement.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

SECTION 5.04.  Resignation and Removal of the Depositary; Appointment of Successor Depositary.  The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do to the Company, such resignation to take effect upon the earlier of (i) the 90th day after delivery thereof to the Company or (ii) the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.  The Depositary may at any time be removed by the Company by written notice of such removal which shall become effective upon the earlier of (i) the 90th day after delivery thereof to the Depositary or (ii) the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, the city of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder under the terms hereof, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders of all outstanding Receipts and such other books and records maintained by such predecessor and its agents with respect to its function as Depositary hereunder.  Any such successor depositary shall promptly mail notice of its appointment to the Holders.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.05.  The Custodian.  The Depositary, after consultation with and written approval from (which approval shall not be unreasonably withheld) the Company, may from time to time appoint one or more agents to act for it as custodian hereunder.

The Depositary has initially appointed Citibank, N.A., Hong Kong branch as Custodian and agent of the Depositary for the purpose of this Deposit Agreement.  The Custodian or its successors in acting hereunder shall be subject at all times and in all respects to the direction of the Depositary and shall be responsible solely to it.  Any Custodian may resign and be discharged from its duties hereunder with respect to any Deposited Securities by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective.  If, upon such notice of resignation, there shall be no custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian that is organized under the laws of Hong Kong with respect to the Deposited Securities with respect to which the Custodian has so resigned which shall thereafter be the Custodian hereunder.  Whenever the Depositary determines, in its discretion, that it is in the best interest of the Holders to do so, it may, after consultation with and written approval from the Company (which approval shall not be unreasonably withheld) appoint an additional custodian with respect to any Deposited Securities, or discharge the Custodian with respect to any Deposited Securities and appoint a substitute custodian, which shall thereafter be Custodian hereunder with respect to the Deposited Securities.  Forthwith upon its appointment, each such substitute or additional custodian shall deliver to the Depositary an acceptance of such appointment and agreement to be bound by the terms hereof satisfactory to the Depository and the Company.  Upon demand of the Depositary, any Custodian shall deliver such of the Deposited Securities held by it together with all records maintained by it as Custodian with respect to such Deposited Securities as are requested of it to any other Custodian or such substitute or additional custodian or custodians.  Immediately upon any such change, the Depositary shall give notice thereof in writing to all Holders of Receipts with respect to which such appointment has been made, each other Custodian and the Company.

Upon the appointment of any successor depositary with respect to any Deposited Securities and the corresponding Shares, American Depositary Shares and Receipts hereunder, any Custodian then acting hereunder with respect to such Deposited Securities shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

SECTION 5.06.  Notices and Reports.  On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action by such holders other than at a meeting, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company shall transmit to the Depositary and the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.  The Company shall also arrange for the translation into English, if not already in English, to the extent required pursuant to any regulations of the Commission and for the prompt transmittal to the Depositary of such notices and of any other notices, reports and communications which are generally made available by the Company to holders of Shares (including, without limitation, the Company's annual report to shareholders containing audited annual financial statements).

The Depositary will arrange for the prompt transmittal by the Custodian to the Depositary of such notices, and any other reports and communications which are both (a) received by the Depositary, a custodian or the nominees of either as the holder of the Deposited Securities and (b) made generally available by the Company to holders of its Shares or other Deposited Securities, and arrange for the mailing of copies thereof to all Holders or, at the request of the Company, make such notices, reports and other communications available to all Holders of Receipts on a basis similar to that for holders of Shares or other Deposited Securities or on such other basis as the Company may advise the Depositary may be required by any applicable law, regulation or stock exchange requirement.  The Company has delivered to the Depositary and the Custodian a copy of the Company's Articles of Association and By-Laws of or governing the Shares and any other Deposited Securities issued by the Company or any Affiliate of the Company in connection with such Shares, and promptly upon any amendment thereto or change therein, the Company shall deliver to the Depositary and the Custodian a copy of such amendment thereto or change therein.  The Depositary may rely upon such copy for all purposes of this Deposit Agreement.

The Depositary will make such copy, summary and any other notices, reports and other communications issued by the Company in connection therewith available for inspection by the Holders of the Receipts evidencing the Shares governed by such provisions at the Depositary's Principal Office, at the office of the Custodian and at any other designated transfer office.

SECTION 5.07.  Issuance of Additional Shares, etc.  The Company agrees with the Depositary that neither the Company nor any company or person controlled by, controlling or under common control with the Company will at any time (i) deposit any Shares or other Deposited Securities, either upon original issuance or upon a sale of Shares or other Deposited Securities previously issued and reacquired by the Company or by any such controlled or controlling company, or (ii) issue additional Shares, rights to subscribe for such Shares, securities convertible into or exchangeable for Shares or rights to subscribe for such securities except, in each case, under circumstances complying in all respects with the Securities Act of 1933.

SECTION 5.08.  Indemnification.  The Company agrees to indemnify the Depositary and any Custodian against, and hold each of them harmless from, any loss, liability or expense which may arise (a) out of acts performed or omitted in accordance with the provisions of this Deposit Agreement and the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary (or any nominee thereof) or a Custodian (or any nominee thereof), except for any liability or expense arising out of the negligence or bad faith of either of them or (ii) by the Company or any of its agents or (b) out of or in connection with any offer or sale of Receipts, American Depositary Shares or other Deposited Securities or any registration statement under the Securities Act in respect thereof, except to the extent that such loss, liability or expense arises out of (x) information (or omissions from such information) relating to such Indemnified Party (as defined below) furnished in writing to the Company by such Indemnified Party expressly for use in a registration statement under the Securities Act or (y) any Pre-Release Transaction.

The Depositary agrees to indemnify the Company and hold it harmless from any liability which may arise out of (i) acts performed or omitted by the Depositary due to the negligence or bad faith of the Depositary, Citibank, N.A. Hong Kong branch as Custodian or their respective directors and employees, (ii) breach of this Deposit Agreement, (iii) any Pre-Release Transaction or (iv) negligence in the selection by the Depositary of any Custodian other than Citibank, N.A. Hong Kong branch.

If any action or claim shall be brought or threatened to be brought against any party in respect of which indemnity may be sought pursuant to this Section 5.08 (the "Indemnified Party"), the Indemnified Party shall, as soon as practicable (or, in the case of any action or claim which is threatened to be brought, as soon as practicable after such party becomes aware of the same), notify the party against whom indemnity may be sought (the "Indemnifying Party") in writing of such action or claim, and the Indemnifying Party shall be entitled to participate therein and, after written notice to, and consultation with, the Indemnified Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party, and thereafter the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; provided, however, that the Indemnifying Party shall not be entitled to assume such defense if the Indemnified Party reasonably objects on the ground that there may be legal defenses available to it which are different from or in addition to those available to the Indemnifying Party; in such circumstances, and also in the event of any action or claim being brought or threatened to be brought against any of the parties hereto, the other parties hereto shall provide, to the party against whom such action or claim is brought or threatened to be brought, such information and assistance as such party shall reasonably request, subject always to the provisions of the indemnity contained in this Section 5.08.  In no event, however, shall the Indemnifying Party, in connection with any one such proceeding or separate but substantially similar proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for fees and expenses of more than one counsel for the Indemnified Party (in addition to one local counsel in each such jurisdiction).  Each party shall to the extent reasonable and practicable in all circumstances consult with each of the other parties as and when reasonably requested by such party in respect of any action or claim referred to in this Section 5.08.  The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld.

The obligations set forth in Section 5.08 shall survive the termination of this Deposit Agreement and the succession or substitution of any Indemnifying Party or Indemnified Party.  No Holder shall have any rights under this Section 5.08.

SECTION 5.09.  Charges of Depositary.  The Company agrees to pay the expenses, fees or charges of the Depositary and the Registrar, co-transfer agent and co-registrar, and any other agent of the Depositary appointed under this Deposit Agreement (except those of the Custodian), as indicated in Exhibit B hereto to be paid by the Company, or in accordance with the written agreements between the Company and the Depositary from time to time, in each case other than the following items which are payable by Holders: (1) the charges of the Depositary for the execution and delivery of Receipts pursuant to Section 2.03, and the surrender of Receipts pursuant to Section 2.05, and for the making of distributions pursuant to Section 4.02 through 4.07 hereof, (2) taxes and other governmental charges, (3) such registration fees as may from time to time be in effect for the registration of transfers, if any, of Shares generally on the share register of the Company (or any appointed agent of the Company for transfer and registration of Shares which may be the Share Registrar) and accordingly applicable to transfers of Shares to the name of the Depositary, a Custodian or their nominees or the person who makes a withdrawal, on the making of deposits or withdrawal pursuant to Sections 2.02 or 2.05, (4) such cable, telex, facsimile transmission and delivery expenses as are expressly provided in this Deposit Agreement to be at the expense of persons depositing Shares or Holders, (5) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.08, and (6) such fees and expenses as are incurred by the Depositary (including without limitation expenses incurred on behalf of Holders in connection with compliance with foreign exchange control regulations) in delivery of Deposited Securities.  The Company shall pay other charges and expenses of the Depositary hereunder only in accordance with separate written agreements between the Company and the Depositary, and responsibility for payment of such charges may at any time and from time to time be changed by agreement between the Company and the Depositary.  The Company shall not pay or be liable for (i) the expenses of the Depositary for the execution and delivery of Receipts pursuant to Section 2.03, transfers of Receipts pursuant to Section 2.04, the surrender of Receipts pursuant to Section 2.05 and the making of distributions pursuant to this Deposit Agreement, (ii) the items mentioned on Exhibit B hereto as not being payable by the Company and (iii) overhead expenses and other expenses (including, without limitation, salaries and benefits to employees) of the Depositary incident to the administration in the ordinary course of this Deposit Agreement.  Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement and, as to any Depositary, the resignation of such Depositary as described in Section 5.04 for those fees, charges and expenses incurred prior to the effectiveness of such resignation.

SECTION 5.10.  Certain Rights of the Depositary; Limitations.  Subject to the further terms and provisions of this Section 5.10, the Depositary and its agents, on their own behalf, may own and deal in any class of securities of the Company and its affiliates and in Receipts.  The Depositary may issue Receipts against evidence of rights to receive Shares upon receipt of such evidence from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records on behalf of the Company or any agent of the Company in respect of the Shares.  Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof.  In its capacity as Depositary, the Depositary shall not lend Shares or Receipts; provided, however, that the Depositary may (i) issue Receipts prior to the receipt of Shares pursuant to Section 2.02 and (ii) deliver Shares prior to the receipt and cancellation of Receipts pursuant to Section 2.05, including Receipts which were issued under (i) above but for which Shares may not have been received (each such transaction a "Pre-Release Transaction").  The Depositary may receive Receipts in lieu of Shares under (i) above and receive Shares in lieu of Receipts under (ii) above.  Each such Pre-Release Transaction will be (a) accompanied by or subject to a written agreement whereby the person or entity (the "Applicant") to whom Receipts or Shares are to be delivered (w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares or Receipts that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Shares or Receipts in its records and to hold such Shares or Receipts in trust for the Depositary for the benefit of Holders until such Shares or Receipts are delivered to the Depositary or the Custodian and deliver such Shares upon the Depositary's request, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or Receipts and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized (marked to market daily) with cash, United States government securities or other collateral of comparable safety and liquidity, (c) terminable by the Depositary on not more than five (5) business days’ notice and (d) subject to such further evidence of ownership, indemnities and credit regulations as the Depositary deems appropriate.  The Depositary will normally limit the number of Receipts and Shares involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the Receipts outstanding (without giving effect to Receipts outstanding under (i) above).  The Depositary may also set lower limits with respect to the number of Receipts and Shares involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate.  The Depositary shall cease conducting Pre-Release Transactions if and when requested in writing by the Company.

The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing.  Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holders and Beneficial Owners.

ARTICLE VI
AMENDMENT AND TERMINATION

SECTION 6.01.  Amendment.  The form of the Receipts in respect of the Shares and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than the charges of the Depositary for deposits, the execution and delivery of Receipts, custody, transfer and registration fees, fees in connection with foreign exchange control regulations, and taxes and other governmental charges which shall become effective upon the expiration of 30 days after notice thereof to Holders), or which shall otherwise prejudice any substantial existing right of Holders shall not, however, become effective as to outstanding Receipts until the expiration of 60 days after notice of such amendment shall have been given to the Holders of outstanding Receipts.  The parties hereto agree that any amendments which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act or (b) the American Depositary Shares or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders.  Every Holder at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Holder to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.  Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend the Deposit Agreement and the Receipt at any time in accordance with such changed rules.  Amendment to the Deposit Agreement in such circumstances may become effective before a notice of such amendment is given to Holders or within any other period of time as required for compliance.

SECTION 6.02.  Termination.  The Depositary shall, at any time at the written direction of the Company, terminate this Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.  If 60 days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04, this Deposit Agreement shall automatically terminate on said 60th day after delivery of such notice.  On and after the date of termination, the Holder will, upon surrender of such Receipt at the Principal Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of Receipts referred to in Section 2.05 and subject to the conditions and restrictions therein set forth, and upon payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by such Receipt.  If any Receipts shall remain outstanding after the date of termination of this Deposit Agreement, the Registrar thereafter shall discontinue the registration of transfers of Receipts, and the Depositary shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, subject to the conditions and restrictions set forth in Section 2.05, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary.  At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated escrow account, without liability for interest for the pro rata benefit of the Holders of Receipts whose Receipts have not theretofore been surrendered.  After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement except to account for such net proceeds and other cash and except for its obligations to the Company under Section 5.08.  Upon the termination of this Deposit Agreement as to Receipts, the Company shall be discharged from all obligations under this Deposit Agreement as to the Receipts and the Shares, Deposited Securities and American Depositary Shares except for its obligations to the Depositary under Sections 5.08 and 5.09 hereof.

ARTICLE VII
MISCELLANEOUS

SECTION 7.01.  Counterparts.  This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such Counterparts shall constitute one and the same instrument.  Copies of this Deposit Agreement shall be filed with the Depositary and each Custodian and shall be open to inspection by any Holder during business hours.

SECTION 7.02.  No Third-Party Beneficiaries.  This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.03. Severability.  In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.04.  Holders as Parties; Binding Effect.  The Holders from time to time shall be parties to the Deposit Agreement and shall be bound by all of the terms and conditions thereof and of any Receipt by acceptance thereof.

SECTION 7.05.  Notices.  Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by registered or certified mail, air courier, telex or facsimile transmission, confirmed by registered or certified letter, addressed to Sung Hung Kai Properties Limited; 45th Floor, Sun Hung Kai Centre; 30 Harbour Road, Wan Chai, Hong Kong; Attention: Company Secretarial and Legal Department or any other address that the Company may specify in writing to the Depositary.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail, air courier or telex or facsimile transmission, confirmed by letter, addressed to Citibank, N.A., 111 Wall Street, 5th Floor, New York, New York 10043, U.S.A.  Attention: ADR Department, fax: 212 825-5398, telex: Citibank N.A.  ABA 021000089 A/C 36858172, Attention: ADR Department, Account Manager Sun Hung Kai ADR Program) or to any other address which the Depositary may specify in writing to the Company.

Any and all notices to be given to the Custodian shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter, addressed to 42/F, Citibank Tower, Citibank Plaza, 3 Garden Road, Central, Hong Kong or to any other address which the Custodian may specify in writing and of which it notifies the Company.

Any and all notices to be given to any Holder shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission, confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the transfer books for Receipts of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address specified in such request.  Notices sent to Holders shall be deemed to be notice to Beneficial Owners for all purpose of this Deposit Agreement.

Delivery of a notice sent by mail, air courier or cable, telex or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box or delivered to an air courier service.  The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it from the other or from any Holder, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

SECTION 7.06.  Governing Law and Jurisdiction.  This Deposit Agreement and the Receipts shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the internal laws (and not the law of conflicts) of the State of New York.  Except as set forth in the following paragraph of this Section 7.06, the Company and the Depositary agree that the federal or state courts in the State of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of or in connection with this Deposit Agreement and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts.  The Company hereby irrevocably designates, appoints and empowers William Siu Wing Foon (the "Agent") now at U.S.  Land International Holdings, Inc., Suite 418, 500 Sutter Street, San Francisco, California 94102 as its authorized agent to receive and accept for and on its behalf, and on behalf of its properties, assets and revenues, service by mail of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Company in any federal or state court as described in the preceding sentence or in the next paragraph of this Section 7.06.  If for any reason the Agent shall cease to be available to act as such, the Company agrees to designate a new agent in the United States on the terms and for the purposes of this Section 7.06 and with the prior consent of the Depositary, which consent shall not be unreasonably withheld, and the Company shall notify the Depositary of the address of such new agent.  The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against the Company, by service by mail of a copy thereof upon the Agent (whether or not the appointment of such Agent shall for any reason prove to be ineffective or such Agent shall accept or acknowledge such service), with a copy mailed to the Company by registered or certified air mail, postage prepaid, to its address provided in Section 7.05 hereof.  The Company agrees that the failure of the Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any actions, suits or proceedings brought in any court as provided in this Section 7.06, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement.  The provisions of this Section 7.06 shall survive any termination of this Deposit Agreement, in whole or in part.

SECTION 7.07.  Assignment.  This Deposit Agreement may not be assigned by either the Company or the Depositary.

SECTION 7.08.  Compliance with U.S.  Securities Laws.  Notwithstanding anything in this Deposit Agreement to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, Instruction I.A.(1) of the General Instructions to Form F-6 Registration Statement, as amended from time to time, under the Securities Act.  No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement.

IN WITNESS WHEREOF, SUN HUNG KAI PROPERTIES LIMITED and CITIBANK, N.A.  have duly executed this Agreement as of the day and year first above set forth and all Holders shall become parties hereto upon acceptance by them of American Depositary Shares evidenced by Receipts issued in accordance with the terms hereof.

SUN HUNG KAI PROPERTIES LIMITED By: /s/ Clement C. C. Lo Name: Clement C. C. Lo Title: Director CITIBANK By: /s/ Donna Ng Name: Donna Ng Title: Vice President

Number	CUSIP NUMBER: [ ]

American Depositary Shares (1 American Depositary Share representing one (1) Fully Paid Ordinary Share HK $0.50

EXHIBIT A

[FORM OF FACE OF RECEIPT]

AMERICAN DEPOSITARY RECEIPT

FOR

AMERICAN DEPOSITARY SHARES

REPRESENTING

DEPOSITED ORDINARY SHARES

OF

SUN HUNG KAI PROPERTIES LIMITED

(Incorporated under the laws of Hong Kong)

THE PROCEDURES FOR VOTING THE SHARES OF THE COMPANY DIFFER SIGNIFICANTLY FROM THOSE UTILIZED BY PUBLIC COMPANIES IN THE UNITED STATES.  AS A CONSEQUENCE OF SUCH PROCEDURES, A HOLDER MAY BE UNABLE AS A PRACTICAL MATTER TO HAVE ITS VOTING PREFERENCES EXPRESSED AT A MEETING OF THE COMPANY'S SHAREHOLDERS UNLESS IT WITHDRAWS FROM THE DEPOSIT FACILITY THE SHARES REPRESENTED BY THE AMERICAN DEPOSITARY SHARES OF SUCH HOLDER (AND PAYS THE REQUISITE FEES FOR SUCH WITHDRAWAL), CAUSES THE SHARES TO BE REGISTERED IN THE HOLDER'S NAME AND ATTENDS (OR SENDS A REPRESENTATIVE TO) THE MEETING.  HOLDERS MAY RECEIVE INSUFFICIENT NOTICE OF A MEETING TO PERMIT SUCH WITHDRAWAL AND REGISTRATION OF THE SHARES PRIOR TO THE RECORD DATE FOR THE MEETING.

CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (herein called the "Depositary"), hereby certifies that _____________________ is the owner of ___________ American Depositary Shares, representing ___________ deposited ordinary shares each HK$0.50, including evidence of rights to receive such ordinary shares (the "Shares") of Sun Hung Kai Properties Limited, a corporation incorporated under the laws of Hong Kong (the "Company").  As of the date of the Deposit Agreement (as hereinafter defined), each American Depositary Share represents one (1) Share deposited under the Deposit Agreement with the Custodian which at the date of execution of the Deposit Agreement is Citibank, N.A., Hong Kong branch (the "Custodian").  The ratio of Depositary Shares to shares of Stock is subject to subsequent amendment as provided in Article IV of the Deposit Agreement.  The Depositary's principal executive office is located at 111 Wall Street, 5th Floor, New York, New York 10043, U.S.A.

(1)           The Deposit Agreement.  This American Depositary receipt is one of an issue of American Depositary Receipts ("Receipts"), executed and delivered pursuant to the Deposit Agreement, dated as of November 29, 1995 (as amended from time to time, the "Deposit Agreement"), by and among the Company, the Depositary, and all registered Holders of Receipts from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof.  The Deposit Agreement sets forth the rights and obligations of Holders and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash, collectively, "Deposited Securities").  Copies of the Deposit Agreement are on file at the Principal Office of the Depositary and the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and the Articles of Association and By-Laws of the Company and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.  All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Deposit Agreement.  The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.

(2)           Surrender of Receipts and Withdrawal of Deposited Securities.  Upon surrender, at the Principal Office of the Depositary, of this Receipt and upon payment of (i) the charges of the Depositary for the making of withdrawals and cancellation of Receipts and (ii) all fees, taxes and governmental charges payable in connection with such surrender and withdrawal (in each case, as set forth in Article (10) hereof and Exhibit B of the Deposit Agreement), and, subject to the terms and conditions of the Deposit Agreement the Company's (Articles of Association and By-Laws), Article (22) of this Receipt and the provisions of or governing the Deposited Securities and other applicable laws, the Holder hereof is entitled to the delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares evidenced by this Receipt.  Subject to the last sentence of this paragraph, such Deposited Securities shall be delivered in registered form or by electronic delivery.  Delivery of such Deposited Securities may be made by the delivery of (a) certificates in the name of the Holder hereof or as ordered by him or by certificates properly endorsed or accompanied by proper instruments of transfer to such Holder or as ordered by him and (b) any other securities, property and cash to which such Holder is then entitled in respect of this Receipt.

At the request, risk and expense of any Holder so surrendering a Receipt, and for the account of such Holder, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) held in respect of, and any certificate or certificates and other proper documents of or relating to title to, the Deposited Securities represented by such Receipt to the Depositary for delivery at the Principal Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.  Neither the Depositary nor the Custodian shall deliver Shares, by physical delivery, book-entry or otherwise (other than to the Company or its agent as contemplated by Section 4.11), or otherwise permit Shares to be withdrawn from the facility created hereby, except upon the surrender and cancellation of Receipts; provided, however, that the Depositary may deliver Shares prior to the receipt and cancellation of Receipts in accordance with Section 5.10.

The Depositary may restrict withdrawals of Deposited Securities during any period when the transfer books of the Depositary or the Company are closed or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time.  Notwithstanding any provision of this Deposit Agreement or of the Receipts to the contrary, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended except for the reasons set forth in General Instruction I.A. (1) to Form F-6 (as such instruction may be amended from time to time) under the Securities Act.

A Receipt surrendered for such purposes shall if so required by the Depositary be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order.  Thereupon, the Depositary shall direct the Custodian to deliver as promptly as practicable at the designated office of the Custodian, subject to Sections 2.06, 3.01 and 3.02 and the other terms and conditions of the Deposit Agreement, to the Company's Articles of Association and By-Laws, and to the provisions of or governing the Deposited Securities and other applicable laws, now or hereafter in effect, to or upon the written order of the person or persons designated in the order delivered to the Depositary if so required by the Depositary as provided above, the Deposited Securities represented by such Receipt together with any certificate or other proper documents of or relating to title for the Deposited Securities, or evidence of the electronic or book-entry transfer thereof, if available, as the case may be, to or for the account of such person, except that the Depositary may make delivery to such person or persons at the Principal Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

The Depositary shall not accept for surrender a Receipt evidencing American Depositary Shares representing less than one Share.  In the case of surrender of a Receipt evidencing a number of American Depositary Shares representing other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be recorded in the name of the Holder surrendering such Receipt, and shall issue and deliver to the person surrendering such Receipt a new Receipt evidencing American Depositary Shares representing any remaining fractional Share.

(3)           Transfers, Split-Ups and Combinations of Receipts.  Subject to the limitations set forth herein and in the Deposit Agreement, the transfer of this Receipt is registerable on the books of the Depositary at its Principal Office by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt at any of the Depositary's designated transfer offices, properly endorsed for transfer or accompanied by a proper instrument or instruments of transfer (including signature guarantees in accordance with standard industry practice and the accurate completion of any endorsements appearing on this Receipt) and (i) duly stamped as may be required by the laws of the State of New York and the United States of America, and (ii) accompanied by funds sufficient to pay any applicable transfer taxes, duties and the fees and expenses of the Depositary including the fees set forth in Article (10) hereof, and upon compliance with such regulations, if any, as the Depositary may establish for such purpose, subject to Article (22) of this Receipt.  This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

(4)           Pre-Conditions to Registration, Transfer, Etc.  As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, any Custodian or any Registrar may require payment from the presenter of the Receipt of a sum sufficient to reimburse it for any tax, duties or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax, duty, charge, fee and expense with respect to Shares being deposited or Deposited Securities being withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature or other matters, subject to Article (23) of this Receipt, and may also require compliance with any laws or governmental regulations relating to American depositary receipts or to the withdrawal of Deposited Securities.

After consultation with the Company, the delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the delivery of Receipts against the deposit of particular Shares may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary or the Company (or the appointed agent for the Company for the transfer and registration of Shares, which may but need not be the Share Registrar) are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or under the Company's Articles of Association and By-Laws or for any other reason, subject in all cases to Article (22) hereof.  Notwithstanding any other provision of the Deposit Agreement, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended except as required in General Instructions LA(1) to Form F-6 (as may be amended) under the Securities Act of 1933 in connection with (i) temporary delays caused by closing the transfer books of the Depositary or the Company (or the appointed agent for the Company for the transfer and registration of Shares) or the deposit of Shares in connection with voting at a shareholders' meeting or the payment of dividends, (ii) the payment of fees, taxes, duties and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.  The Custodian shall not knowingly accept for deposit under the Deposit Agreement any Shares or other Deposited Securities required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

(5)           Disclosure of Beneficial Ownership.  The Company may from time to time request Holders or former Holders to provide information as to the capacity in which they hold or held Receipts and regarding the identity of any other persons then or previously interested in such Receipts and the nature of such interest and various other matters.  Each Holder agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to this Section whether or not such person is still a Holder at the time of such request.  The Depositary shall comply, at the Company's expense, with the Company's reasonable written instructions requesting the Depositary to forward any such requests to the Holders and to forward to the Company any such responses to such requests received by the Depositary.  Each Holder agrees to make such disclosure of interests in shares of the Company as may be required to be made by such Holder under any laws regulations or codes of practice applicable in Hong Kong whether or not the same may be enforceable against such Holder.

To the extent that provisions of or governing the Deposited Securities or applicable law may require disclosure of beneficial or other ownership of Deposited Securities, other Shares and other securities to the Company and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary shall use reasonable efforts to comply, at the Company's expense, with the Company's reasonable written instructions as to Receipts in respect of any such enforcement or limitation or blocking of rights, and Holders shall comply with all such disclosure requirements and ownership limitations and shall cooperate with the Depositary's compliance with such Company instructions and are deemed by their holding of Receipts to consent to any such limitation or blocking of rights.

A Holder also may have a duty under the Hong Kong Securities (Disclosure of Interests) Ordinance to notify the Company and The Stock Exchange of Hong Kong Limited if such Holder becomes aware that his interest in Shares evidenced by Receipts together with any other interests of his Shares is the equivalent of 10% or more of the issued share capital of the Company.  Under the Hong Kong Securities (Disclosure of Interests) Ordinance, such Holder may be required to notify the Company further in the event such Holder's interest in the Company's issued share capital changes by 1% or such Holder ceases to have an interest in 10% or more of the issued share capital of the Company.  The change of 1% is calculated by rounding down the percentage of the issued share capital of the Company in which the Holder is aware that he is interested to the nearest whole number.  Thus, for example, if an interest increased from 10.9% to 11.1%, there may be a duty to notify the change, but not if it were an increase from 11.1% to 11.9%.  It should be noted that for the purpose of the Securities (Disclosure of Interests) Ordinance, the term "interests" is widely defined and a Holder is, in addition to his personal interest, deemed to have an interest in Shares of which his spouse and his child under the age of 18 years are interested and in the Shares registered in the name of a corporation wherein the Holder controls one third of its voting rights or where such a corporation is accustomed to act according to his direction.

Failure by a Holder to disclose his interest in Shares in accordance with the provisions of the Securities (Disclosure of Interests) Ordinance may attract a maximum fine of HK$100,000.00 and imprisonment for maximum term of two years.

(6)           Ownership Restrictions.  The Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding limits under applicable law or the Articles of Association and By-laws of the Company.  The Company may also restrict, in such manner as it deems appropriate, transfers of the American Depositary Shares where such transfer may result in the total number of Shares represented by the American Depositary Shares beneficially owned by a single Holder to exceed such limits.  The Company may, in its sole discretion, instruct the Depositary to take action with respect to the ownership interest of any Holder in excess of the limitation set forth in the preceding sentence, including but not limited to a mandatory sale or disposition on behalf of a Holder of the Shares represented by the American Depositary Shares held by such Holder in excess of such limitations, if and to the extent such disposition is permitted by applicable law.

(7)           Liability of Holder for Taxes, Duties and Other Charges.  If any tax, duty or other governmental charge, other than taxes for which the Depositary is required by applicable law to withhold from dividends or distributions to Holders, shall become payable with respect to any Receipt or any Deposited Securities represented by the American Depositary Shares evidenced hereby, such tax, duty or other governmental charge shall be payable by the Holder hereof to the Depositary or the Custodian upon demand therefore made by the Depositary, which demand shall be made if such action is both:  (i) deemed practicable in the reasonable judgement of the Depositary, and (ii) permitted by applicable law.  The Depositary may refuse to effect any registration of transfer of this Receipt or any withdrawal of Deposited Securities represented by the American Depositary Shares evidenced hereby until such payment is made, and the Company and the Depositary may withhold or deduct from any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax, duty or other governmental charge, the Holder hereof remaining liable for any deficiency.  The Holder shall indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents, and Affiliates against, and hold each of then harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of tax, reduced rate of withholding or other tax benefit obtained for such Holders and Beneficial Owners pursuant to Section 4.13 of the Deposit Agreement.

(8)           Representations and Warranties of Depositors.  Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, outstanding, fully paid and non-assessable, that all preemptive rights have been validly waived or exercised and that the person making such deposit is duly authorized to do so and that such Shares do not constitute Restricted Securities and are free and clear of all liens and encumbrances of whatever type.  Such representations and warranties shall survive any such deposit, transfer, surrender and withdrawal of Shares and Receipts.

(9)           Filing Proofs, Certificates and Other Information.  Any person presenting Shares for deposit or any Holder may be required from time to time to file such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, legal or beneficial ownership, exchange control approval, compliance with applicable laws and the terms of this Deposit Agreement or other information, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations hereunder.  The Depositary and the Registrar, as applicable, may (and at the request of the Company, shall) withhold the execution or delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed to the Depositary, the Registrar and the Company's satisfaction.  Each Holder agrees to provide any information reasonably requested by the Company or the depositary pursuant to this Section 3.01.

(10)           Charges of Depositary.  The Depositary may charge any party to whom Receipts are issued (including, without limitation, deposit or issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock for the Shares or Deposited Securities, or a distribution of Receipts pursuant to Section 4.03 or 4.11 of the Deposit Agreement), or who surrenders Receipts a fee of U.S. $5.00 or less per 100 American Depositary Shares (or portion thereof) for the issuance or surrender, respectively, of a Receipt.  In addition, the Depositary may charge to the Holders a fee of U.S. $2.00 or less per 100 American Depositary Shares (or portion thereof) for any distribution of cash or other distributions (exclusive of stock dividends) made pursuant to the Deposit Agreement, including but not limited to, Sections 4.02 through 4.05 thereof, and $5.00 or less per 100 American Depositary Shares (or portion thereof) in case of stock dividends, made pursuant to the Deposit Agreement including, but not limited to Section 4.02 through 4.05 thereof.  The Depositary may also charge the holder hereof a fee of $1.50 or less per certificate for a Receipt or Receipts for transfers made pursuant to the terms of the Deposit Agreement.  In addition, Holders will pay taxes and other governmental charges, registration fees, cable, telex and facsimile transmission and delivery expenses, and customary and other expenses incurred by the Depositary in connection with its obligations and duties under the Deposit Agreement, as set forth in Exhibit B thereof.  All fees and charges may at any time and from time to time be changed by agreement between the Company and the Depositary.  The charges and expenses of the Custodian, nominee or any other agent of the Depositary are for the sole account of the Depositary.  The provisions in respect of these charges may be changed in the manner indicated in Article (21) of this Receipt.

(11)           Title to Receipts.  It is a condition of this Receipt, and every successive Holder of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt (and to each American Depositary Share evidenced hereby) , when such Receipt is properly endorsed or accompanied by a proper instrument or instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to any distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes, and neither the Depositary nor the Company shall have any obligations or be subject to any liability hereunder or under the Deposit Agreement to any holder of a Receipt unless such holder is a Holder thereof.

(12)           Validity of Receipt.  This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt has been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that such signature may be a facsimile if a Registrar has been appointed and this Receipt has been countersigned by the manual signature of a duly authorized officer of the Registrar.

Dated:

CITIBANK, N.A. Transfer Agent and Registrar	CITIBANK, N.A. as Depositary

By: _______________________________________	By: _______________________________________
Authorized Signatory	Authorized Signatory

The address of the Principal Office of the Depositary is 111 Wall Street, 5th Floor, New York, New York 10043, U.S.A.

[FORM OF REVERSE OF RECEIPT]

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

OF THE DEPOSIT AGREEMENT

(13)           Reports; Inspection of Transfer Books.  The Company currently furnishes the Securities and Exchange Commission with certain information in accordance with Rule 12g3-2(b)(2)(i) of the Securities Exchange Act of 1934.  Such information is available for inspection and copying by Holders at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549.

The Depositary will make available for inspection by Holders at its Principal Office and at the office of each Custodian, copies of the Deposit Agreement, any reports or communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary, the Custodian or the nominee of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. To the extent required under Rule 12g3-2(b) or otherwise in accordance with the Securities Exchange Act of 1934, such reports and communications shall be in English. The Depositary will also send to Holders copies of such reports when furnished by the Company pursuant to Section 5.06 of the Deposit Agreement.

The Depositary will keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by Holders, provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

Subject to Article (22) hereof, the Depositary may close the transfer books at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder or at the reasonable written request of the Company.

(14)           Dividends and Distributions in Cash, Shares, etc.  Whenever the Depositary receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, subject to Section 4.06 of the Deposit Agreement, promptly convert or cause to be converted such dividend or distribution into Dollars and will distribute promptly the amount thus received (net of fees of the Depositary) to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one Cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of Receipts then outstanding.  If the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the American Depositary Shares representing such Deposited Securities shall be reduced accordingly.  The Company or its agent will remit to the appropriate governmental authority or agency all amounts required to be withheld and remitted to such authority or agency by the Company.  The Depositary or its agent will remit to the appropriate government authority or agency all amounts required to be withheld and remitted to such authority or agency by the Depositary.

In the event that the Company shall offer or cause to be offered to the Holders of the Deposited Securities an option to elect to receive dividends in fully paid Shares instead of cash, the Depositary and the Company agree to consult to determine whether it is lawful and feasible to make such option available to the Holders of Receipts and, if such option is to be made available to Holders, the procedures to be followed.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, with the Company's approval, and shall, if the Company shall so request, (i) instruct the Company to deposit or cause such Shares to be deposited with and registered in the name of the Custodian and (ii) distribute as promptly as practicable to the Holders entitled thereto, as of the record date fixed pursuant to Section 4.09 of the Deposit Agreement, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for American Depositary Shares, which represents in aggregate the number of Shares received as such dividend, or free distribution, subject to the terms of the Deposit Agreement, including, without limitation, Sections 2.02, 2.03, 4.04 and 5.09 thereof.  In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.02 of the Deposit Agreement.  If additional Receipts are not so distributed (except pursuant to the preceding sentence), each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.  In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution in property (including Shares and rights to subscribe therefor) any tax or other governmental charge, the Depositary may, with the consent of the Company, which consent shall not be unreasonably withheld, dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to Holders entitled thereto in proportion to the number of American Depositary Shares held by them respectively and the Depositary shall distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares of the corresponding Series or any rights of any other nature, the Depositary, if requested in writing by the Company, shall take action, subject to the terms of the Deposit Agreement, and to the receipt of an opinion of United States counsel to the Company, satisfactory to the Depositary, stating such action requires a registration statement under Act to be in effect prior thereto, as follows:

(a)
if at the time of the offering of any rights it is feasible to make such rights available to all Holders, or certain Holders but not to others, by means of warrants or otherwise, the Depositary shall distribute warrants or other instruments therefor in such form as it may determine, to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, or employ such other method as maybe feasible in order to facilitate the exercise, sale or transfer of rights or the securities obtainable upon the exercise of such rights, by such Holders;

(b)
or if at the time of the offering of any rights it is not feasible to make such rights available to certain Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary shall sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as may be proper, and allocate the proceeds of such sales for the account of the Holders otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise, and distribute such net proceeds so allocated to the extent practicable as in the case of a distribution of cash pursuant to Section 4.02 of the Deposit Agreement.  If by the terms of such rights offering or for any other reason, the Depositary determines in its discretion that it may not either make such rights available to any Holders or dispose of such rights and make the net proceeds available to such Holders, then the Depositary may allow the rights with respect to such Holders to lapse.

If the Depositary does not receive such written request from the Company, the Depositary shall, after consultation with the Company, have discretion as to the procedure to be followed in (i) making such rights available to the Holders, (ii) in disposing of such rights on behalf of such Holders and distributing the net proceeds available in dollars to such Holders as in the case of a distribution of cash pursuant to Section 4.02 of the Deposit Agreement, or (iii) in the circumstances described in clause (b) above, in allowing such rights to lapse.

If, in the opinion of United States counsel to the Depositary, registration (under the Securities Act or any other applicable law) of the securities to which any rights relate may be required in order for the Company to lawfully offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not make such rights available to the Holders unless and until the Company has provided a statement, duly certified by an officer of the Company, to the effect that a registration statement under the Securities Act covering such rights and securities has been declared effective and remains effective.  Nothing in the Deposit Agreement shall create any obligation on the part of the Company to file a Registration Statement with respect to any rights or securities or cause to have such a registration statement to be declared effective.

If the Depositary has distributed warrants or other instruments for rights to all or certain Holders, then upon instruction pursuant to such warrants or other instruments to the Depositary from any such Holder to exercise such rights, upon payment by such Holder to the Depositary for the account of such Holder of any amount equal to the purchase price of the Shares or other securities to be received upon the exercise of the rights, and upon payment of the fees of the Depositary hereunder and any other charges as set forth in such warrants or other instruments or as may be requested by the Company to the Depositary in writing in connection with such exercise, the Depositary shall, on behalf of such Holder, exercise the rights and purchase the Shares or other securities, and the Company shall, upon receipt of the purchase price and payment of any charges requested as above, cause the Shares so purchased to be delivered to the Depositary on behalf of such Holder.  The Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of this Deposit Agreement, and shall, pursuant to Section 2.03 of this Deposit Agreement, execute and deliver Receipts to such owner.  In the case of a distribution pursuant to this section, such Receipts shall be legended to the extent required by applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.  Because Hong Kong law presently does not recognize the issuance of preemptive rights in negotiable form and the possibility of such issuance is unlikely, a liquid market for preemptive rights may not exist, and this may adversely affect (1) the ability of the Depositary to dispose of such rights or (2) the amount the Depositary would realize upon disposal of rights.

Whenever the Custodian or the Depositary shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, the Depositary, as promptly as practicable, shall either (i) cause the securities or property so received to be distributed to the Holders entitled thereto, as of a record date fixed pursuant to Section 4.09 of the Deposit Agreement, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may after consultation with the Company deem equitable and practicable for accomplishing such distribution, net of expenses of the Depositary; or (ii) if such securities or property cannot be distributed or such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including without limitation any requirement (a) that the Company, the Depositary or the Custodian withhold an amount on account of taxes or other governmental charges or (b) that under applicable securities or exchange control regulations or law such securities must be registered under the Securities Act or other law in order to be distributed to Holders), the Depositary deems such distribution not to be feasible, take such action as it deems to be an equitable and practicable method of effecting such distribution, which method shall include, but is not limited to, the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the distribution of the net proceeds of any such sale (net of taxes) by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash.

(15)           Fixing of Record Date.  Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any cash dividend or other cash distribution or any distribution other than cash, or any rights to be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall, after consultation with the Company, fix a record date for the determination of the Holders (which, to the extent practicable, shall be the same corresponding record date for shares or other Deposited Securities set by the Company and, if different from the record date set by the Company, shall be set after consultation with the Company) who shall be entitled to receive such dividend, distribution rights or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting, or to give or withhold such consent, or to receive such notice or solicitation or to otherwise take action, or whose Receipts shall evidence such changed number of Shares.  Subject to the provisions of Sections 4.02 through 4.08 of the Deposit Agreement and to the other terms and conditions of this Receipt and the Deposit Agreement, the Holders of Receipts at the close of business on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively, or to give such voting instructions, to receive such notice or solicitation, or otherwise take action.

(16)           Voting of Deposited Securities.  As soon as practicable after receipt of notice of any meeting at which the holders of Shares are entitled to vote, or of solicitation of consents or proxies from holders of Shares or other Deposited Securities, the Depositary shall mail to Holders of American Depositary Shares evidenced by Receipts a notice which shall contain:  (a) a summary of such information as is contained in such notice of meeting, (b) a statement that the Holders or Beneficial Owners at the close of business on the record date established pursuant to Article (15) will be entitled, subject to any applicable law, the Articles of Association and By-Laws of the Company and the provisions of or governing Deposited Securities (which provisions, if any, shall be summarized in pertinent part), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Shares or other Deposited Securities represented by American Depositary Shares evidenced by their respective Receipts, and (c) a brief statement as to the manner in which such instructions may be given including an express indication that instructions may be given to the Depositary to give a discretionary proxy with full power of substitution to the Chairman of the Board of Directors of the Company or a person designated by the Chairman of the Board of Directors of the Company.  Subject to the provisions of this Article (16), upon the written request of a Holder or Beneficial Owner on such record date received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and permitted under applicable law and the provisions of the Articles of Association and By-Laws of the Company and the provisions of the Deposited Securities, to vote or cause to be voted the Deposited Securities represented by the American Depositary Shares evidenced by such Holder's Receipts in accordance with any instructions set forth in such request.  The Depositary agrees not to, and shall instruct the Custodian and each of its nominees, if any, not to, vote the Shares or other Deposited Securities represented by the American Depositary Shares evidenced by an American Depositary Receipt other than in accordance with such written instructions from the Holders or Beneficial Owners.  The Depositary shall not itself exercise any voting discretion over any Deposited Securities.  Shares or other Deposited Securities for which no specific voting instructions are received by the Depositary from the Holder or Beneficial Owner shall not be voted.

The Company's Articles of Association and By-Laws as of the date hereof provide that resolutions put to the vote of shareholders at a meeting are decided by a show of hands of those shareholders physically present at the meeting (unless a poll is validly demanded).  On a show of hands, each shareholder present may exercise one vote regardless of the number of votes held by such shareholder.  The Company's Articles of Association and By-Laws permit certain persons to demand a vote by poll either before or on the declaration of the result of the show of hands.  As of the date of the Deposit Agreement, these persons are (i) the chairman of the meeting, (ii) any three shareholders present at the meeting in person or by proxy, (iii) any shareholder (or shareholders) present at the meeting in person or by proxy and representing at least one-tenth of the total voting rights of the shareholders entitled to vote at the meeting and (iv) any shareholder (or shareholders) present at the meeting in person or by proxy and holding shares representing at least one-tenth of the total paid-up share capital of the Company.  If a vote by poll is held, each shareholder who is either physically present at the meeting or is not physically present but is voting by proxy has one vote per share; any shareholder so entitled to more than one vote need not cast all of its votes in the same manner.  For purposes of the Company's Articles of Association and By-Laws, a shareholder that is a body corporate may appoint an authorized representative to attend the meeting through which the shareholder is effectively treated as being physically present.  The foregoing is only a summary of certain provisions of the Company's Articles of Association and By-Laws and is qualified in its entirely by the full text of such Articles of Association and By-Laws, which are available for inspection at the office of the Depositary.

The Depositary may (but shall not be required to) send a representative to meetings of the Company's shareholders.  If a representative of the Depositary is present at a meeting of the Company's shareholders, and a vote by poll is demanded, the Depositary intends to support such demand.  However, in the event no such motion is made or, and such vote is therefore conducted by a show of hands, the Depositary shall cause the Deposited Securities represented by the American Depositary Shares to be voted in accordance with the majority vote of the written instructions of the Holders or Beneficial Owners timely received by the Depositary from such Holders or Beneficial Owners.  In the event of a vote conducted by poll, the Depositary shall cause to be voted the Deposited Securities represented by the American Depositary Shares to be voted in accordance with instructions set forth in the written requests of the Holders or the Beneficial Owners.

Among companies organized in Hong Kong with Articles of Association and By-Laws similar to those of the Company, votes by poll have been relatively rare.  Consequently, a Holder may be unable as a practical matter to be able to have its voting preferences expressed at a meeting of the Company's shareholders unless it withdraws from the deposit facility the Shares represented by the American Depositary Shares of such Holder (and pays the requisite fees for such withdrawal), causes the Shares to be registered in the Holder's name and attends (or sends a representative to) the meeting.  Holders may receive insufficient notice of a meeting to permit such withdrawal and registration of the Shares prior to the record date for the meeting.

(17)           Changes Affecting Deposited Securities.  Upon any change in nominal value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for, or in conversion of or replacement or otherwise in respect of, such Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and the American Depositary Shares representing or previously representing such Deposited Securities shall thenceforth represent or additionally represent, the right to receive the new Deposited Securities so received in exchange, conversion, replacement or otherwise unless additional or new Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may, with the Company's approval, and shall, if the Company shall so request, execute and deliver additional Receipts as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.  In the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company's approval, and shall if the Company requests, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.02 of the Deposit Agreement.

(18)           Liability of the Company and the Depositary.  Neither the Depositary, its controlling persons or its agents nor the Company, its controlling persons or its agents, if any, will incur any liability to any Holder or other person if, by reason of any present or future law, the Articles of Association and By-Laws of the Company, the provisions of or governing any Deposited Security, act of God, war or other circumstance beyond its control, the Depositary or its agents or the Company or its agents shall be prevented, delayed or forbidden from doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.  Each of the Depository, its controlling persons and its agents, the Company, its controlling persons and its agents assumes no obligation and shall be subject to no liability under the Deposit Agreement or this Receipt to Holders or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in the Deposit Agreement in good faith and using its reasonable judgment.  The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in the Deposit Agreement, and no implied covenants or obligations will be read into the Deposit Agreement against the Depositary or the Company or their respective agents.  None of the Depositary, its controlling persons or its agents or the Company, its controlling persons or its agents will be (a) under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this Receipt that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it in its sole discretion against all expense and liability be furnished as often as may be required, or (b) liable for any action or inaction by it or them in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or any other person believed by it or them in good faith to be competent to give such advice or information.  The Depositary, its controlling persons and its agents and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them in good faith to be genuine and to have been signed or presented by the proper party or parties.  Subject to the provisions of this Article (18), the Depositary and its agents will not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote, provided, however, that any such action or inaction is without negligence or bad faith.  The Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts.

(19)           Resignation and Removal of the Depositary; Appointment of Successor Depositary.  The Depositary may at any time resign as Depositary by written notice of its election so to do to the Company, such resignation to take effect upon the earlier of (i) the 90th day after delivery thereof to the Company or (ii) the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by written notice of such removal which shall become effective upon the earlier of (i) the 90th day after delivery thereof to the Depositary or (ii) the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment under the Deposit Agreement under the terms hereof, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders of all outstanding Receipts and such other books and records maintained by such predecessor and its agents with respect to its function as Depositary hereunder.  Any such successor depositary shall promptly mail notice of its appointment to the Holders.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

(20)           Amendment.  The form of the Receipts in respect of the Shares and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than the charges of the Depositary for deposits, the execution and delivery of Receipts, custody, transfer and registration fees, fees in connection with foreign exchange control regulations, and taxes and other governmental charges which shall become effective upon the expiration of 30 days after notice thereof to Holders), or which shall otherwise prejudice any substantial existing right of Holders, shall not, however, become effective as to outstanding Receipts until the expiration of 60 days after notice of such amendment shall have been given to the Holders of outstanding Receipts.  The parties hereto agree that any amendments which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act or (b) the American Depositary Shares or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders.  Every Holder at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Holder to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.  Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend the Deposit Agreement and the Receipt at any time in accordance with such changed rules.  Amendment to the Deposit Agreement in such circumstances may become effective before a notice of such amendment is given to Holders or within any other period of time as required for compliance.

(21)           Termination.  The Depositary shall, at any time at the written direction of the Company, terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.  If 60 days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided in Article (20) hereof and Section 5.04 of the Deposit Agreement, the Deposit Agreement shall automatically terminate on said 60th day after delivery of such notice.  On and after the date of termination, the Holder will, upon surrender of such Receipt at the Principal Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of Receipts referred to in Article (2) hereof and Section 2.05 of the Deposit Agreement and, subject to the conditions and restrictions therein set forth, and upon payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by such Receipt.  If any Receipts shall remain outstanding after the date of termination of the Deposit Agreement, the Registrar thereafter shall discontinue the registration of transfers of Receipts, and the Depositary shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, subject to the conditions and restrictions set forth in Section 2.05 of the Deposit Agreement, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary.  At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated escrow account, without liability for interest for the pro rata benefit of the Holders whose Receipts have not theretofore been surrendered.  After making such sale, the Depositary shall be discharged from all obligations to the Holders under the Deposit Agreement except to account for such net proceeds and other cash.  Upon the termination of the Deposit Agreement as to Receipts, the Company shall be discharged from all obligations to the Holders under the Deposit Agreement.

(22)           Compliance with U.S. Securities Laws.  Notwithstanding any provisions in this Receipt or the Deposit Agreement to the contrary, the Company and the Depositary have each agreed that it will not exercise any rights it has under the Deposit Agreement or this Receipt to prevent the withdrawal or delivery of deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, Section I A(l) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

(23)           Certain Rights of the Depositary; Limitations.  Subject to the further terms and provisions of this Article (23), the Depositary and its agents, on their own behalf, may own and deal in any class of securities of the Company and its affiliates and in Receipts.  The Depositary may issue Receipts against evidence of rights to receive Shares upon receipt of such evidence from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records on behalf of the Company or any agent of the Company in respect of the Shares.  Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof.  In its capacity as Depositary, the Depositary shall not lend Shares or Receipts; provided, however, that the Depositary may (i) issue Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement and (ii) deliver Shares prior to the receipt and cancellation of Receipts pursuant to Section 2.05 of the Deposit Agreement, including Receipts which were issued under (i) above but for which Shares may not have been received (each such transaction a "Pre-Release Transaction").  The Depositary may receive Receipts in lieu of Shares under (i) above and receive Shares in lieu of Receipts under (ii) above.  Each such Pre-Release Transaction will be (a) accompanied by or subject to a written agreement whereby the person or entity (the "Applicant") to whom Receipts or Shares are to be delivered (w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares or Receipts that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Shares or Receipts in its records and to hold such Shares or Receipts in trust for the Depositary for the benefit of Holders until such Shares or Receipts are delivered to the Depositary or the Custodian and deliver such shares upon the Depositary's request, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or Receipts and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized (marked to market daily) with cash, United States government securities or other collateral of comparable safety and liquidity, (c) terminable by the Depositary on not more than five (5) business days' notice and (d) subject to such further evidence of ownership, indemnities and credit regulations as the Depositary deems appropriate.  The Depositary will normally limit the number of Receipts and Shares involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the Receipts outstanding (without giving effect to Receipts outstanding under (i) above).  The Depositary may also set lower limits with respect to the number of Receipts and Shares involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate.  The Depositary shall cease conducting Pre-Release Transactions if and when requested in writing by the Company.  The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing.  Collateral provided pursuant to (b) above, but not earnings thereon, shall be for the benefit of the Holders.

(ASSIGNMENT AND TRANSFER SIGNATURE LINES)

FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto ______________________________ whose taxpayer identification number is _______________________ and whose address including postal zip code is ________________, the within ADS and all rights thereunder, hereby irrevocably constituting and appointing ________________________ attorney-in-fact to transfer said ADS on the books of the Depositary with full power of substitution in the premises.

Dated: ________________________ __________________________ SIGNATURE GUARANTEED	Name:_______________________________
By:  _________________________________
Title: ________________________________

NOTICE:  The signature of the Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his/her full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this ADR.

All endorsements or assignments of ADRs must be guaranteed by a member of a Medallion Signature Program approved by the Securities Transfer Association, Inc.

EXHIBIT B

CHARGES OF THE DEPOSITARY

	Service	Rate	By Whom Paid
1.	Issuance of Receipt; deposit of Shares (including deposits pursuant to Stock dividends, exercise of rights or any other deposits)	Up to $5.00 per 100 American Depositary Shares (or fraction thereof)	Party for whom deposits are made or receiving Receipt thereof)

2.	Delivery of deposited Shares or other Deposited Securities, property and cash against surrender of Receipts.	Up to $5.00 per 100 American Depositary Shares (or fraction thereof)	Party surrendering Receipts or making withdrawal

3.	Distribution of cash dividends, distribution of cash proceeds from the sale of rights, or other corporate action involving distributions to shareholders (exclusive of stock dividends)	Up to $2.00 per 100 American Depositary Shares	Party to whom distribution, or for whom the sale or exercise of rights, is made

4.	Distribution of stock dividends, distribution of Shares pursuant to exercise of rights by a Holder	Up to $5.00 per 100 American Depositary Shares (or fraction thereof)	Party to whom distribution is made

5.	Transfer of Receipt	Up to $1.50	Party presenting Receipt for transfer

In addition, Holders will pay (i) taxes and other governmental charges, (ii) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the share register of the Company or its appointed agent for the registration of transfer and accordingly applicable to transfers of Shares to the name of the Depositary or its nominee or a Custodian or its nominee or the person making a withdrawal, on the making of deposits pursuant to Section 2.02 or withdrawals pursuant to Section 2.05 of this Deposit Agreement, (iii) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in this Deposit Agreement to be at the expense of persons depositing Shares or Holders, (iv) such customary expenses and charges as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.08 of this Deposit Agreement and (v) such fees and expenses as are incurred by the Depositary, if any, in connection with compliance with foreign exchange control regulations.

B-1

The Company will pay only those charges of the Depositary and those of any Registrar, if any, and reasonable out-of-pocket expenses which may be agreed in writing between the Depositary and the Company from time to time.

B-2